Exhibit 10.3
PURCHASE AND SALE AGREEMENT
by and between
IHC BUCKHEAD, LLC
a Georgia limited liability company
as Seller,
and
ORANGEMEN OWNER LLC
a Delaware limited liability company
as Buyer
May 25, 2010
Property: InterContinental Buckhead, Atlanta, Fulton County, Georgia

Property: IC Buckhead, Atlanta GA

1.	Deadlines and Definitions		1
	1.1	Deadlines	1
	1.2	Definitions	1

2.	Purchase and Sale		1

3.	Purchase Price		2
	3.1	Deposit	2
	3.2	Remainder of Purchase Price	2
	3.3	Purchase Price Allocation	2

4.	Buyer’s Due Diligence and Inspection Rights; Termination Right		2
	4.1	Review of Property and Property Documents	2
	4.2	Guidelines for Inspection Rights	3
	4.3	Title and Survey Objections	4
		A. Title and Survey Objections	4
		B. Cure of Title Matters	4
	4.4	Termination Right	4
	4.5	As-Is, Where-Is, With All Faults Sale	5

5.	Seller’s Covenants		5
	5.1	No Alteration of Title	5
	5.2	New Leases and Modifications to Existing Leases	5
	5.3	Contracts	6
	5.4	Status of Property	6
	5.5	Tax Appeals	6
	5.6	Personal Property	7
	5.7	Intellectual Property	7
	5.8	Liquor License	7
	5.9	Continued Marketing of the Hotel for Sale	8
	5.10	Operation of Property	8

6.	Closing		8
	6.1	Closing Mechanics	8
	6.2	Seller’s Deliveries	8
		A. Deed/Assignment of Master Lease	8
		B. Bill of Sale	8
		C. Assignment of Leases	8
		D. Assignment of Contracts, Warranties and Other Interests	9
		E. Notices of Assignment and Assumption	9
		F. Withholding and Tax Certificates	9
		G. Affidavit of Title/Gap Indemnity	9
		H. Closing Statement	9
		I. Evidence of Authority	9
		J. Reaffirmation	9

Property: IC Buckhead, Atlanta GA

		K. Transfer Tax Declaration	9
		L. Delivery of Keys and Property Documents	9
		M. Tenant Estoppels	9
		N. Management Agreement	10
		O. Transfer of Bonds	10
		P. Assignment and Assumption and Release Agreement	10
		Q. Georgia Withholding Certificate	10
		R. Affidavit Regarding Brokers	10
		S. Broker Lien Waiver	10
		T. Other Instruments	10
	6.3	Buyer’s Deliveries	10
		A. Net Purchase Price	10
		B. As Is Agreement	10
		C. Closing Document Counterparts	10
		D. Investment Letter	10
		E. Certificate Designating Authorized Lessee Representatives	10
		F. Affidavit Regarding Brokers	11
		G. Broker Lien Waiver	11
		H. Initial Working Capital Deposit & Management Agreement Conditions	11
		I. Other Instruments	11
	6.4	Tax-Deferred Exchange of Property	11

7.	Prorations, Credits and Closing Costs		11
	7.1	Proration Items	11
		A. Real Estate Taxes and Assessments	12
		B. Hotel Revenues	12
		(i) Guest Ledger Receivables	12
		(ii) Booking Deposits	12
		(iii) Vending Machines	12
		(iv) Working Capital, Hotel Accounts & Petty Cash	13
		(v) Accounts Receivable	13
		C. Rental Payments	13
		(i) Percentage Rents	13
		D. Security Deposits/Advance Rent	13
		E. Utility Expenses and Deposits	14
		F. Inventories and Hotel Consumables	14
		G. Other Operating Expenses	14
		H. Reimbursable Lease Expenses	14
	7.2	Closing Statement and Schedules	15
	7.3	Reprorations after Closing	15
	7.4	Seller’s Closing Costs	15
	7.5	Buyer’s Closing Costs	15

8.	Representations and Warranties		15
	8.1	Seller’s Representations and Warranties	15
		A. Organization, Power and Authority	16

Property: IC Buckhead, Atlanta GA

- ii -

		B. Title to Real and Personal Property	16
		C. Leases	16
		(i) Tenants	16
		(ii) Lease Defaults	16
		(iii) Title	16
		(iv) Leases	16
		D. Contracts	17
		E. Litigation Proceedings	17
		F. Tax Incentive Documents	17
		G. Other Property Conditions	17
		(i) Land Use Regulations	17
		(ii) Insurance Compliance	17
		(iii) Taxes and Assessments	18
		(iv) Special Assessments and Exactions	18
		H. Condemnation.	18
		I. Compliance	18
		(i) No Violations	18
		(ii) Hazardous Materials	18
		(iii) No Transport	18
		(iv) No Release	18
		(v) No Underground Storage Tanks	18
		(vi) No Asbestos	18
		J. Hotel Employee Matters	18
		K. Financial Information	19
		L Independent Audit	19
		M. Liquor License	19
		N. Foreign Person	19
		O. Patriot Act	19
	8.2	Seller’s Warranties Deemed Modified	20
	8.3	Claims of Breach of Warranty Prior To Closing	20
	8.4	Survival and Limits On Buyer’s Claims	20
	8.5	Buyer’s Representations and Warranties	21
		A. Organization, Power and Authority	21
		B. No Bankruptcy	21
		C. Sophisticated Buyer	21
		D. Reimbursement of Rebates	22
	8.6	Buyer’s Assumption of Seller Obligations.	22
		A. Wages and Salaries	22
		B. Contracts and Leases	22
		C. Guest Baggage	23
		D. Safe Deposit Boxes	23
		E. Bond Documents	23

9.	Casualty and Condemnation		24
	9.1	Major Event	24
	9.2	Closing Despite Casualty/Condemnation	24

Property: IC Buckhead, Atlanta GA

- iii -

10.	Other Conditions to Closing		24
	10.1	Conditions to Buyer’s Obligations	25
		A. Representations	25
		B. Representations	25
		C. ROFO Compliance	25
		D. Liquor License	25
		E. Tax Abatement Transfer or Termination	25
	10.2	Conditions to Seller’s Obligations	25
		A. Representations	25
		B. Buyer Compliance	26
		C. ROFO Compliance	26
		D. Tax Abatement Transfer or Termination	26
	10.3	Waiver of Conditions	26

11.	Transaction Issues: Brokers, Confidentiality and Indemnity		26
	11.1	Brokers	26
	11.2	Confidentiality	26
	11.3	Indemnity	28

12.	Default At or Prior to Closing		28
	12.1	Buyer Default	28
	12.2	Seller Default	29

13.	Notices		29

14.	General Provisions		30
	14.1	Execution Necessary	30
	14.2	Counterparts	31
	14.3	Successors and Assigns	31
	14.4	Governing Law	31
	14.5	Entire Agreement	31
	14.6	Time is of the Essence	31
	14.7	Interpretation	31
	14.8	Survival	32
	14.9	Further Assurances	32
	14.10	Exclusive Application	32
	14.11	Partial Invalidity	32
	14.12	Waiver Rights	32
	14.13	No Implied Waiver	32
	14.14	Rights Cumulative	33
	14.15	Attorney’s Fees	33
	14.16	Waiver of Jury Trial	33
	14.17	Facsimile Signatures	33
	14.18	No Recordation	33
	14.19	Maximum Aggregate Liability	33
	14.20	Exhibits and Schedules	34
	14.21	Jurisdiction	34

Property: IC Buckhead, Atlanta GA

- iv -

15.	Retention of Hotel Employees	34

16.	On-Going Management of Hotel	34

17.	Drainage	34

18.	Buyer’s Successor Payment Obligations	35

19.	Au Pied De Cochon License	36
SCHEDULE OF EXHIBITS

		REFERENCE
EXHIBIT	TITLE	PARAGRAPH
A.	Legal Description of Land	Recitals

A-1	Purchase Price Allocation	3.3

B.	Deed	6.2

B-1	Assignment and Assumption of Lease	6.2

B-2	Certificate Designating Authorized Lessee Representatives

C.	Bill of Sale	6.2

D.	Assignment and Assumption of Leases	6.2

E.	Assignment and Assumption of Contracts, Warranties and Other Interests	6.2

F.	Notices:	6.2
	-1: To Tenants
	-2: To Contract Parties

G.	Non-Foreign Affidavit	6.2

H.	Affidavit of Title	6.2

I.	Closing Statement	6.2

J.	Litigation	8.1

K.	Reaffirmation of Representations	6.2

L.	As Is Agreement	6.3

L-1	Assignment and Assumption and Release Agreement	6.2

M.	List of Tenants (Rent Roll)	8.1

Property: IC Buckhead, Atlanta GA

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		REFERENCE
EXHIBIT	TITLE	PARAGRAPH
N.	List of Contracts	8.1

O.	Management Representation Letter	8.1	(L)

P.	Management Agreement	16

Q.	Licensed Intellectual Property	5.7

R.	Seller Estoppel Certificate	Schedule A

S.	Tenant Estoppel Certificate Form	Schedule A

U.	Transfer of Bonds	6.2

U-1	Form of Bond	6.2

V.	Investment Letter	6.3

W-1	Seller’s Affidavit Regarding Brokers	6.2

W-2	Buyer’s Affidavit Regarding Brokers	6.3

W-3	Broker’s Lien Waiver	6.2

X.	Seller’s Affidavit of Residence	6.2

Property: IC Buckhead, Atlanta GA

- vi -

HOTEL PURCHASE AND SALE AGREEMENT
     THIS HOTEL PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of May 25, 2010 (the “Effective Date”), by and between IHC BUCKHEAD, LLC, a Georgia limited liability company (“Seller”), ORANGEMEN OWNER LLC, a Delaware limited liability company (“Buyer”).
R E C I T A L S:
     WHEREAS, Seller is the owner of that certain hotel and ground leases the parcel of land the hotel is located on, in Atlanta, Fulton County, Georgia, and more particularly described on Exhibit A (the “Land”), and the Property (as hereinafter defined), and known as the InterContinental Buckhead Hotel located at 3315 Peachtree Road, NE, Atlanta, Georgia 30326; and,
     WHEREAS, Buyer desires to acquire the Property from Seller for the purchase price of One Hundred Five Million and No/100 Dollars ($105,000,000.00) (“Purchase Price”) and Seller desires to convey the Property to Buyer all upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Seller to Buyer and by Buyer to Seller upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:
     1. Deadlines and Definitions.
          1.1 Deadlines. Wherever used in this Agreement, the following terms shall have the meanings set forth below:
     “Closing Deadline” shall mean the date ten (10) days after the expiration of the Due Diligence Deadline. Except as set forth in Section 8.6E, in no event will the Closing Date be after June 30, 2010.
     “Due Diligence Deadline” shall mean 6:00 P.M. local Atlanta, Georgia time on the date thirty (30) calendar days after the Effective Date.
          1.2 Definitions. In addition, wherever used in this Agreement, the terms set forth on Schedule A shall have the meanings set forth on Schedule A.
     2. Purchase and Sale. Seller agrees to convey, transfer and assign, and Buyer agrees to acquire, accept and assume, Seller’s interest in the Property, on the terms, conditions and provisions set forth in this Agreement. Buyer hereby acknowledges that fee simple title to the Real Property is currently held by the Development Authority of Fulton County (the “Development Authority”) and that Seller is conveying to Buyer only its rights and obligations as lessee under that certain Lease Agreement by and between the Development Authority and
Purchase Agreement
Property: IC Buckhead, Atlanta GA

Seller, dated December 1, 2002 (the “Master Lease”). For purposes of this Agreement, whenever the words “purchase” and “sale” or words of similar import are used in connection with the Real Property, they shall be deemed to be mean the assignment of Seller’s interest as lessee under the Master Lease and shall not be deemed to suggest that any fee simple interest in the Real Property is being transferred. Seller acknowledges and agrees that Seller has no right to the Excluded Property by virtue of the Transaction.
     3. Purchase Price. The Purchase Price, subject to the prorations and credits set forth herein, shall be due and payable as follows:
          3.1 Deposit. Within one (1) Business Day after the full and final execution of this Agreement, Buyer shall make the Initial Deposit, in immediately available funds to the Title Company. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Initial Deposit as provided herein, then Seller, at Seller’s option, may Terminate this Agreement and, if Seller elects such option, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. The Initial Deposit shall be fully refundable to Buyer if, on or before the Due Diligence Deadline, Buyer terminates this Agreement in accordance with Paragraph 4.4. In addition, no later than the Due Diligence Deadline (provided that this Agreement is not sooner Terminated in accordance with the terms hereof), Buyer shall make the Secondary Deposit. Except for a Seller default of this Agreement after expiration of any applicable cure period and the subsequent termination of this Agreement by Buyer all in accordance with Section 12.2 hereof, the Deposit shall be non-refundable to Buyer after the Due Diligence Deadline, but shall be applied against the Purchase Price on the Closing Date.
          3.2 Remainder of Purchase Price. At Closing, Buyer shall pay to Seller an amount equal to the difference between (a) the Purchase Price, and (b) the Deposit, subject to the credits, prorations and adjustments set forth herein, in cash by federal reserve bank wire transfer to such account and bank as Seller shall designate in writing to Buyer at or prior to Closing to be confirmed received in Seller’s account on or before 2:00 p.m. Atlanta, Georgia time on the Closing Date.
          3.3 Purchase Price Allocation. The Purchase Price and other relevant items shall be allocated among the Real Property (which shall be further broken out between the cost for Land, excluding improvements, and the cost for the Hotel building and other improvements) and Personal Property for tax and financial accounting purposes in accordance with Exhibit A-1. Buyer and Seller shall file, and shall cause their respective affiliates to file, all tax returns (including amended returns and claims for refunds) and information reports in a manner consistent with such Exhibit A-1.
     4. Buyer’s Due Diligence, Financing and Inspection Rights; Termination Right.
          4.1 Review of Property and Property Documents. Until Closing, and subject to the terms of Paragraph 4.2, Seller shall provide Buyer and Buyer’s Representatives with access to the Property and the Property Documents, wherever located, upon reasonable prior notice at reasonable times during business hours, with the right and license to conduct Due
Purchase Agreement
Property: IC Buckhead, Atlanta GA

Diligence with respect to the Property. Buyer covenants and agrees that it will inspect the Hotels at its sole cost and expense and will not allow any liens to attach against the Hotel as a result of its Due Diligence. On written request from Seller, Buyer shall deliver promptly to Seller copies of all Buyer’s Diligence Reports, but with no liability for the accuracy thereof and no representation that Seller or any other party may rely thereon. Buyer acknowledges that the Property Documents may not be complete in all respects and that Seller may not have complete information concerning the Hotel and Buyer acknowledges that such information should not be relied upon and should be verified to Buyer’s satisfaction during Due Diligence.
          4.2 Guidelines for Inspection Rights. Buyer’s rights to conduct Due Diligence shall be subject to the following further requirements: (a) Due Diligence may only be preformed from 8:00 a.m. through 6:00 p.m. and must not interfere with the operation or management of the Hotel or disturb the rights of guests or Tenants; (b) Buyer must provide Seller with at least twenty-four (24) hours prior written notice of its intent to perform Due Diligence on the Property and Seller shall have the right to have a representative of Seller present during any such entry upon the Property by Buyer or Buyer’s Representatives; (c) Buyer shall not contact any Tenant, Hotel contractor, Hotel guest, or Hotel Employee without Seller’s prior written consent, which shall not be unreasonably withheld, conditional or delayed; (d) Seller or its designated representative shall have the right to pre-approve, and be present during, any physical testing of the Property; (e) Buyer shall immediately return the Property to the condition existing prior to any tests and inspections in all material respects; (f) Due Diligence activities may not materially adversely affect the appearance of the Hotel in any way; and (g) Buyer may not perform any activity which bores, penetrates or damages the Property and may not conduct any invasive sampling, boring, testing, or analysis of soils, surface water or groundwater at the Property without first having obtained prior written approval of Seller, which may not be unreasonably withheld, conditioned or delayed. Prior to such time as Buyer or any of Buyer’s Representatives enter the Property for any purpose other than traditional business meetings or observational “walk throughs” of public areas and rooms not involving testing or inspection, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer’s Representatives with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name Seller, and its affiliates, as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called “Phase I” environmental report with respect to the Property or the issuance of a standard “zoning and building code compliance letter”, to the extent available, with respect to the Property, Buyer shall not contact any governmental official or representative regarding hazardous materials on, or the environmental condition of, the Property, or the status of compliance of the Property with zoning, building code or similar Laws, without Seller’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed. In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least two (2) Business Days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          4.3 Title and Survey Objections. Seller shall deliver to Buyer a copy of Seller’s most recent survey of the Property, if any, in Seller’s possession, and either (i) Seller’s title insurance policy in Seller’s possession, or (ii) a Title Commitment dated within 90 days of the Effective Date.
          A. Title and Survey Objections. Buyer shall have until ten (10) days prior to the Due Diligence Deadline to notify Seller in writing of any Title Objections; any such notice shall be accompanied by the Title Commitment and Survey and any other materials which evidence or disclose such objections to title. If Buyer fails to notify Seller of any Title Objections on or before such date, then, notwithstanding any other provisions set forth herein, such failure to notify Seller shall constitute a waiver of such right to object to such matters existing as of the Effective Date. Seller shall notify Buyer within five (5) days of its receipt of such notice if Seller has elected to Remove any such Title Objections. If Seller fails to respond within such timeframe, Seller shall be deemed to have declined to remove such Title Objections (other than Required Removal Items). If Seller does not covenant to Buyer that Seller will Remove the Title Objections prior to Closing, Buyer shall have until the Due Diligence Deadline to elect in writing, either to (a) terminate this Agreement, in which case the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its Title Objections (other than Required Removal Items) and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in clause (b) above. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.
          B. Cure of Title Matters. At Closing, if this Agreement is not Terminated as permitted herein, Seller shall Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required Removal Items or Seller has agreed to Remove a Title Objection pursuant to subsection (A) above.
          4.4 Termination Right. If Buyer, in its sole and absolute discretion, determines not to proceed with the Transaction or is not satisfied with any matters relating to the Property, Buyer may Terminate this Agreement by written notice to Seller at any time prior to the Due Diligence Deadline and Buyer shall be entitled to the return of the Deposit. If, at or prior to the Due Diligence Deadline, Buyer has not delivered to Seller a termination notice as aforesaid, then Buyer shall be deemed to have accepted the condition of the Property (subject to Seller’s compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in Paragraph 10) and shall thereafter have no right to Terminate this Agreement on account of such Due Diligence termination right under this Paragraph 4.4. If, after the Due Diligence Deadline, Buyer conducts further Due Diligence, Buyer acknowledges and agrees that Buyer shall have no further right to terminate this Agreement with respect to such further Due Diligence or otherwise in accordance with this Paragraph 4.4 after the Due Diligence Deadline. Buyer acknowledges that, except as specifically set forth herein to the contrary, after the Due Diligence Deadline, the Deposit shall be non-refundable to Buyer.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          4.5 As-Is, Where-Is, With All Faults Sale. Because Buyer is to conduct such Due Diligence as Buyer deems necessary or appropriate prior to the Due Diligence Deadline, Buyer acknowledges that it shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction, and the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price. Without limiting the foregoing, except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence. Notwithstanding the foregoing, such acknowledgment is not intended to, and shall not be construed to affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties. To evidence the foregoing, Buyer shall deliver to Seller at the Closing, an As Is Agreement as required by Paragraph 6.3.
     5. Seller’s Covenants. Seller agrees that between the Effective Date and the Closing Date:
          5.1 No Alteration of Title. Seller shall not transfer or further alter or encumber in any way Seller’s title to the Real Property as it exists as of the Effective Date without written notice to, and the prior written consent of, Buyer. If Buyer fails to object in writing to any such proposed instrument within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument. Buyer’s consent shall not be unreasonably withheld or delayed with respect to any such instrument.
          5.2 New Leases and Modifications to Existing Leases. If Seller desires to (i) enter into any new Lease, (ii) cancel, modify, amend, extend or renew any existing Lease, (iii) consent to any assignment or sublease in connection with any Lease, or (iv) accept any prepayment of rent thereunder (more than thirty (30) days in advance), Seller shall deliver to Buyer written notice of such action, which notice shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Seller shall not be entitled to take such action without Buyer’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (and if no response by Buyer is made within three (3) Business Days after Buyer’s receipt of such request and all documents related thereto, such consent shall be deemed to have been granted). If Buyer refuses to consent to the proposed action, Seller nevertheless shall be entitled to execute a short-term Lease that may be terminated, without penalty, upon thirty (30) days (or less) written notice from the owner of the Property. Seller shall promptly provide Buyer with true, correct and complete copies of any Lease, modification, or amendment entered into by Seller. Notwithstanding any provision of this Agreement to the contrary, without any requirement for notice or consent from Buyer, Seller may, but shall not be obligated to, pursue any of its legal rights for contract enforcement (including, but not limited to, commencing a dispossessory action) against any Tenant.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          5.3 Contracts. If Seller desires to (i) enter into any new Contracts, (ii) cancel, modify, amend, extend or renew any existing Contracts, or (iii) waive any default under, accept any surrender of, any Contracts, Seller shall deliver to Buyer written notice of such action, which notice shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Except for Contracts that can be terminated, without penalty, upon thirty (30) days (or less) written notice from the owner of the Property, Seller shall not be entitled to take such action without Buyer’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (and if no response by Buyer is made within three (3) Business Days after Buyer’s receipt of such request and all documents related thereto, such consent shall be deemed to have been granted); upon delivery of such written consent, such Contract or modification thereof shall thereupon be included within the definition of “Contracts” set forth herein. Seller shall promptly provide Buyer with true, correct and complete copies of any Contract, modification, or amendment entered into by Seller. Notwithstanding any provision of this Agreement to the contrary, without any requirement for notice or consent from Buyer, Seller may, but shall not be obligated to, pursue any of its legal rights to enforce any Contract.
          5.4 Status of Property. Between the Effective Date and Closing, Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property. Buyer hereby agrees that Buyer shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions that would give rise to violations of Laws, whether the same now exist or arise prior to Closing.
          5.5 Tax Appeals. Buyer acknowledges that it has been informed that Seller is in the process of contesting its 2009 real estate taxes for the Property and may contest its 2010 taxes as well. If Seller is successful in obtaining a lower tax assessment for the Property, all credits, refunds or other compensation related to (a) the prorated portion of the 2010 tax year ending on the Closing Date, and (b) the 2009 and prior tax years (collectively, the “Seller Tax Period”) shall belong to Seller. Buyer shall promptly pay Seller for (i) the amount of any refund Buyer receives related to the Seller Tax Period and (ii) the cash equivalent of any non-monetary benefit or other compensation Buyer receives related to the Seller Tax Period, including, but not limited to, tax credits applied to subsequent tax years, whereupon Buyer will be entitled to receive the benefit of such tax credits. Seller shall not be entitled to any compensation related to a lower tax assessment for the 2011 and subsequent tax years. Buyer agrees to take such other actions as may be required to fulfill the intent of the parties hereunder. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all prior Tax Years. Seller shall keep Buyer apprised of any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all prior Tax Years. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years subsequent to the Closing Tax Year. All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys’ fees, expenses and disbursements and fees contingent on the amount of recovery) incurred in connection with obtaining such tax refund or credit;
Purchase Agreement
Property: IC Buckhead, Atlanta GA

second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between Buyer and Seller as follows: (a) any refunds or credits attributable to the Closing Tax Year shall be apportioned between Buyer and Seller in the manner provided in Paragraph 7.1; (b) any refunds or credits attributable to any period prior to the Closing Tax Year, shall be paid to Seller; and (c) any refunds or credits attributable to any period after the Closing Tax Year shall be paid to Buyer. Buyer and Seller agree to cooperate with each other and to execute any and all documents reasonably requested in furtherance of the foregoing. The provisions of Section shall survive the Closing.
          5.6 Personal Property. Seller shall not remove any of the Property, including Personal Property, from the Real Property nor use any of the Personal Property prior to the Closing Date except such use thereof as is normal and customary in the operation and maintenance of the Property. Seller covenants that items of Personal Property which consist of common area furniture and furnishings, common area artwork and supplies and maintenance items shall be maintained at Seller’s customary level of quality and will be available and conveyed to Buyer on the Closing Date.
          5.7 Intellectual Property. On or before the Closing, Buyer shall be responsible for obtaining authorization or consent from third party lessors or licensors for the assignment or other transfer to Buyer of such computer hardware, software or system(s) leases or licenses as are integral to the operation of the Property as of the Effective Date. Upon Buyer’s reasonable request, Seller shall in good faith, but without cost or obligation to itself, exercise reasonable efforts to assist Buyer in Buyer’s efforts to obtain such authorization or consent from third party lessors or licensors. Seller will not be required to pay any sums or otherwise incur any obligation in connection with any such requested assignment or transfer. Buyer shall be solely responsible for any early termination, transfer, re-licensing or other fees of any nature payable in connection any such assignment or transfer. Buyer shall indemnify and hold harmless Seller from and against any loss, liability, damage, cost or expense, including reasonable attorneys’ fees, arising from or related to the early termination or breach of any such leases or licenses. In the absence of an express assignment of any such lease or license, the Buyer acknowledges that no such lease or license shall be transferred to Buyer at Closing. Buyer also acknowledges that Seller and the Seller Parties are retaining all right, title and interest in and to all their respective intellectual property rights that may be used within or comprise any part of the Property except as may be specifically licensed to Buyer pursuant to Exhibit Q.
          5.8 Liquor License. The Manager, or an affiliate, will continue to maintain the liquor license for the Hotel after Closing and/or will apply for a new liquor license while maintaining the current liquor license. Buyer agrees to reasonably cooperate with Seller and Manager in any filings or other requirements necessary to maintain the liquor license after the change of ownership of the Hotel. Buyer acknowledges that Buyer shall be liable for, and shall conduct in accordance with applicable law, all liquor operations at the Property on and after the Closing Date in accordance with the Management Agreement.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          5.9 Continued Marketing of the Hotel for Sale. Seller shall not solicit, negotiate, execute or otherwise pursue offers for the purchase and sale of the Property with any party, other than Buyer, during the term of this agreement.
          5.10 Operation of Property. Seller covenants, that between the Effective Date hereof and Closing, it will (a) operate the Hotel only in the usual, regular and ordinary manner consistent with the Seller’s prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years and (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, partners and employees and preserve its relationships with suppliers and others having business dealings. Seller shall continue to use its reasonable efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Hotel in generally the same manner as Seller did prior to the execution of this Agreement. All advance room bookings and reservations and all meetings and function bookings shall continue to be booked in accordance with Seller’s current and customary practices. Except as otherwise permitted hereby, from the Effective Date until Closing, Seller shall not take any action or fail to take action the result of which (i) would have a material adverse effect on the Hotel or the Purchaser’s ability to continue the operation thereof after Closing in substantially the same manner as presently conducted, or (ii) would cause any of the representations and warranties contained in Section 8 to be untrue as of Closing.
     6. Closing. The time and place of Closing shall be held at 9:00 a.m. local Atlanta, Georgia time on the Closing Deadline at or through the offices of Seller’s attorneys.
          6.1 Closing Mechanics. If agreed to by both parties, Buyer and Seller shall conduct an escrow-style closing through the Closing Agent so that it will not be necessary for any party to attend the Closing (Buyer and Seller shall have pre-Closings to finalize and sign all documents not later than the day prior to Closing, and deliver such items to the Closing Agent). Upon Closing, Buyer shall deliver to Seller the Purchase Price and the other items required of Buyer as elsewhere set forth herein, and Seller shall deliver to Buyer possession of the Property, subject only to the Permitted Title Exceptions, and the other items required of Seller as elsewhere set forth herein.
          6.2 Seller’s Deliveries. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:
          A. Deed/Assignment of Master Lease. A Limited Warranty Deed in the form of Exhibit B or an Assignment and Assumption of Lease in the form of Exhibit B-1, if applicable.
          B. Bill of Sale. A Bill of Sale in the form of Exhibit C.
          C. Assignment of Leases. An Assignment and Assumption of Leases in the form of Exhibit D.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          D. Assignment of Contracts, Warranties and Other Interests. An Assignment and Assumption of Contracts, Warranties and Other Interests in the form of Exhibit E.
          E. Notices of Assignment and Assumption. If applicable, a written notice in the form of Exhibit F-1, a copy of which shall be sent to each Tenant under a Lease (the “Tenant Notice”), and a written notice in the form of Exhibit F-2 to each party to a Contract (the “Contract Notice”).
          F. Withholding and Tax Certificates. A certificate in the form of Exhibit G with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder.
          G. Affidavit of Title/Gap Indemnity. An Affidavit of Title with respect to liens and title matters in substantially the form of Exhibit H.
          H. Closing Statement. A Closing Statement Agreement in the form of Exhibit I attached hereto and incorporated herein by this reference. Seller and Buyer shall authorize and instruct the Closing Agent to file, as the “reporting person,” Internal Revenue Service Form 1099-B (“Proceeds from Real Estate, Broker, and Barter Exchange Transactions”), if and as required by Section 6045(d) of the Code.
          I. Evidence of Authority. Evidence that Seller has the requisite power and authority to execute and deliver, and perform under, this Agreement and all Closing Documents.
          J. Reaffirmation. A reaffirmation of the representations, warranties and covenants set forth in Paragraph 8 hereof in the form of Exhibit K and made a part hereof.
          K. Transfer Tax Declaration. If applicable, a duly completed real estate transfer tax declaration or return.
          L. Delivery of Keys and Property Documents. The Property Documents; all keys to the Property or any portion thereof will be retained by the Manager on behalf of Buyer, pursuant to the Management Agreement.
          M. Tenant Estoppels. Seller shall request that each Tenant deliver to Seller a Tenant Estoppel. As a condition precedent to Buyer’s obligation to consummate the Transaction, at or prior to Closing Buyer must receive Tenant Estoppels or Seller Estoppels for all Leases. Notwithstanding the foregoing, Seller shall not have any obligation to incur expenditures in order to obtain such Tenant Estoppels other than expenditures required in order to comply with the terms of the Leases. To the extent that any such estoppel certificate is received by Buyer after the Due Diligence Deadline, such estoppel certificate shall not disclose any information or facts that differ in any material respect from the information or facts that Buyer knows about or is deemed to know about prior to the Due Diligence Deadline. Seller shall deliver to Buyer at Closing, Seller Estoppels with respect to all Leases for which it does not deliver a Tenant Estoppel.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          N. Management Agreement. The Management Agreement attached hereto as Exhibit P.
          O. Transfer of Bonds. Four (4) duly executed counterparts of the Transfer of Bonds in the form attached hereto as Exhibit U (the “Transfer of Bonds”), whereby Six Continents Hotels, Inc. shall transfer the Bond to Buyer. The newly issued bond shall be in the form attached hereto as Exhibit U-1.
          P. Assignment and Assumption and Release Agreement. In the event an Assignment and Assumption of Lease is delivered, four (4) duly executed counterparts of the Assignment and Assumption and Release Agreement in the form attached hereto as Exhibit L-1.
          Q. Georgia Withholding Certificate. A Seller’s Affidavit of Residence in the form of Exhibit X attached hereto and incorporated herein by this reference.
          R. Affidavit Regarding Brokers. An Affidavit Regarding Brokers in the form of Exhibit W-1 attached hereto and incorporated herein by this reference.
          S. Broker Lien Waiver. A Broker Lien Waiver in the form of Exhibit W-3 attached hereto and incorporated herein by this reference signed by Seller’s Broker.
          T. Other Instruments. Such other instruments or documents as may be reasonably requested by Buyer or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Seller’s prior approval thereof, which approval shall not be unreasonably withheld or delayed.
          6.3 Buyer’s Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:
          A. Net Purchase Price. The net Purchase Price due at Closing under this Agreement.
          B. As Is Agreement. The As Is Agreement of Buyer in the form of Exhibit L attached hereto and incorporated herein by this reference.
          C. Closing Document Counterparts. Executed counterparts of any of the Closing Documents described in Paragraph 6.2 which are to be signed by Buyer.
          D. Investment Letter. Four (4) duly executed counterparts of the Investment Letter in the form and substance attached hereto as Exhibit V.
          E. Certificate Designating Authorized Lessee Representatives. In the event an Assignment and Assumption of Lease is delivered, a duly authorized Certificate Designating Authorized Lessee Representatives in the form attached hereto as Exhibit B-2.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          F. Affidavit Regarding Brokers. An Affidavit Regarding Brokers in the form of Exhibit W-2 attached hereto and incorporated herein by this reference.
          G. Broker Lien Waiver. A Broker Lien Waiver in the form of Exhibit W-3 attached hereto and incorporated herein by this reference signed by Buyer’s Broker.
          H. Initial Working Capital Deposit & Management Agreement Conditions. On the Closing Date, Buyer shall deposit $422,000.00 of Initial Working Capital (as defined in the Management Agreement) into the Hotel accounts and shall comply with all other conditions and requirements of the Management Agreement (including without limitation, all insurance requirements).
          I. Other Instruments. Such other funds, instruments or documents as may be reasonably requested by Seller or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Buyer’s prior approval thereof, which approval shall not be unreasonably withheld or delayed.
          6.4 Tax-Deferred Exchange of Property. Seller desires, and Buyer is willing, to effectuate the sale of the Real Property by means of an exchange of “like-kind” property which will qualify as such under § 1031 of the Internal Revenue Code and all regulations issued thereunder, provided Buyer incurs no additional expenses or liability. In such event, notwithstanding any provisions hereof to the contrary, Seller shall have the right to elect to assign all of Seller’s rights and obligations under this Agreement to a third party intermediary as part of and in furtherance of such a tax deferred exchange of properties, which assignment may reserve the right of Seller to directly transfer title to the Real Property to Buyer in order to eliminate duplicative documentation expenses and transfer taxes. Buyer further agrees to assist and cooperate in such exchange and to execute any and all documents as are reasonably necessary in connection with such exchange, provided that such assistance and cooperation is at no cost, expense or liability to Buyer. It is understood and agreed that as part of such exchange, Buyer shall not be obligated to acquire title to or convey any property (other than the Real Property) as part of such exchange. This Agreement is neither subject to nor contingent upon Seller’s ability to effectuate a like-kind exchange. In the event any exchange contemplated by Seller should fail to occur, for whatever reason, the sale of the Property shall none the less be consummated as provided herein.
     7. Prorations, Credits and Closing Costs.
          7.1 Proration Items. Except as otherwise noted, in each such proration set forth below, the portion thereof allocable to periods beginning as of the Closing Proration Time shall be credited to Buyer, or charged to Buyer, as applicable, and the portion thereof allocable to periods ending as of the Closing Proration Time shall be credited to Seller, or charged to Seller, as applicable, all of which prorations shall be made at Closing or, in the case of allocations to be made after Closing, upon receipt of such payments or payment of such expenses. The following items shall be prorated between Buyer and Seller or credited to Buyer or Seller:
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          A. Real Estate Taxes and Assessments. All ad valorem real estate and personal property taxes, and any sales taxes with respect to Rental Payments, with respect to the Property for the Closing Tax Year (regardless of the year for which such taxes are assessed) shall be prorated as of the Closing Proration Time. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the Effective Date. If tax bills for the Closing Tax Year are not available on the Closing Date, taxes shall be prorated at Closing based upon the tax bills for the previous Tax Year, or, if available, based upon the current assessed valuation and current millage rates, and in such event Seller and Buyer shall reprorate the taxes as actual or final tax bills for the current year are available.
          B. Hotel Revenues.
     (i) Guest Ledger Receivables. Seller shall retain all rights to all Guest Ledger Receivables for all room nights up to and including the room night immediately prior to the night when the Closing Proration Time occurs, and Buyer shall be entitled to the amounts of Guest Ledger Receivables for the room nights after the Closing Proration Time. Seller and Buyer shall each receive a credit of fifty percent (50%) of Guest Ledger Receivables for the room night when the Closing Proration Time occurs. Seller shall receive the income from all restaurant and bar facilities located on the Real Property through the Closing Proration Time and Buyer shall receive such income thereafter. Notwithstanding the foregoing, after Closing, Manager shall be entitled to continue to collect all Guest Ledger Receivables owed to Seller hereunder and immediately disburse such funds to Seller. Any Guest Ledger Receivables amounts received by Manager, that are not designated as payment for any specific time period shall be evenly divided between Buyer and Seller with one half of such amount deemed to apply to pay the Guest Ledger Receivables that accrued after the Closing Proration Time for the benefit of Buyer and one half of such amount deemed to apply to pay Guest Ledger Receivables that accrued prior to the Closing Proration Time for the benefit of Seller. After Buyer or Seller, as applicable, has received full credit for the Accounts Receivables owed to such party, the remaining portion of such Accounts Receivable shall be credited to the other party.
     (ii) Booking Deposits. Seller shall retain all advanced payments and deposits for all Bookings, and Buyer shall receive a credit at Closing for advance payments and deposits, if any, under Bookings to the extent the Bookings relate to a period after the Closing Proration Time. Buyer shall assume and honor for its account all Bookings relating to dates after the Closing Proration Time provided that Seller provides a written account to Buyer of all such Bookings at the Closing.
     (iii) Vending Machines. Vending machine and coin-operated amusement game monies will be removed by Seller as of the Closing Proration Time for the benefit of Seller.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

     (iv) Working Capital, Hotel Accounts & Petty Cash. Seller shall receive a credit at Closing for all working capital and petty cash funds as well as any amounts in the Hotel accounts (if not otherwise distributed by Seller prior to Closing) and cash in the Hotel’s house banks at 100% of face value at the Closing Proration Time.
     (v) Accounts Receivable. Seller shall retain all rights to all Accounts Receivable accrued through the Closing Proration Time and Buyer will be entitled to all Accounts Receivables that accrue after the Closing Proration Time. Notwithstanding anything herein to the contrary, Manager shall be entitled to continue to collect all Accounts Receivables owed to Seller hereunder and immediately disburse such funds to Seller. Any Accounts Receivable amounts received by Manager that are not designated as payment for any specific time period shall be evenly divided between Buyer and Seller with one half of such amount deemed to apply to pay the Accounts Receivables that accrued after the Closing Proration Time for the benefit Buyer and one half of such amount deemed to apply to pay the Accounts Receivables that accrued prior to the Closing Proration Time for the benefit of Seller. After Buyer or Seller, as applicable, has received full credit for the Accounts Receivables owed to such party, the remaining portion of such Accounts Receivable shall be credited to the other party.
          C. Rental Payments. All Rental Payments received by Seller prior to Closing shall be prorated as of the Closing Proration Time. All rent and other charges payable pursuant to any ground lease affecting the Property shall be prorated as of the Closing Proration Time. Any Rental Payments received after Closing by Seller or its agents shall be promptly endorsed to Buyer by the payee thereof and delivered to Buyer; if any of such Rental Payments belong also in part to Seller, upon such endorsement, deposit and receipt of collected funds, the part thereof belonging to Seller shall be promptly paid to Seller and the balance shall be retained by Buyer.
     (i) Percentage Rents. To the extent percentage rents apply to any of the Leases, with respect to percentage rent due from any Tenant, notwithstanding the foregoing, Buyer and Seller agree that at Closing estimated percentage rent shall be prorated for the calendar year in which the Closing occurs (even though the same may not have been collected as of the Closing) based upon the amount of percentage rent due from such Tenant for the calendar year immediately prior to the calendar year in which the Closing occurs. For proration of percentage rents, the amount attributable to the period prior to the Closing Proration Time shall be equal to (a) the aggregate amount of such percentage rents actually collected for the calendar year in which the Closing occurs multiplied by (b) a fraction, the numerator of which shall be the number of days prior to the Closing Proration Time that the applicable Tenant leases space at the Property during the calendar year in which the Closing occurs and the denominator of which shall be 365.
          D. Security Deposits/Advance Rent. Buyer shall receive a credit against the Purchase Price at Closing for all cash Tenant Deposits then outstanding under the Leases. To the extent applicable, with respect to any Tenant Deposits which are letters of credit, Seller shall, if the same may be assigned or quitclaimed by Seller, deliver to Buyer at the Closing such original
Purchase Agreement
Property: IC Buckhead, Atlanta GA

letters of credit, properly endorsed and acknowledged by the issuer thereof in the name of Buyer as the named beneficiary thereunder; to the extent such is not available at Closing, Seller shall: (i) deliver to Buyer at the Closing such original letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, including, as applicable, pending acceptance of the transfer of such letter of credit, acting as the indemnified agent of Buyer in connection with any draws thereunder, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith.
          E. Utility Expenses and Deposits. Water, sewer, gas, waste fee, fire protection, electric and all other utility expenses and payments due or made with respect to the Property shall be prorated as of the Closing Proration Time (except for those utility charges and operating expenses payable by tenants in accordance with the Leases), based upon the utility bills for the preceding period, or, at Seller’s option, the meters with respect thereto read as of Closing. Seller shall assign and/or transfer all utility deposits, bonds, letters of credit or other security to Buyer and receive a credit therefor at Closing; Buyer shall notify all utilities, governmental agencies, suppliers and others providing services to the Real Property of the prospective change in ownership and operation of the Hotel. Notwithstanding the foregoing, at Seller’s election, any utility deposit, bond, letter of credit or other security may be released directly to Seller.
          F. Inventories and Hotel Consumables. Seller shall sell to Buyer, and Buyer shall purchase from Seller (the amounts of which are included in the Purchase Price for the Property), all of the food and beverages (including alcoholic and non-alcoholic to the extent permitted by Law), engineering, maintenance, and housekeeping supplies (including soap and matches), stationery, printing and other supplies of all kinds (collectively, the “Consumables”) as well as all other Hotel Inventories owned by Seller, located on the Property and used in connection with the ownership, use, operation and maintenance of the Hotel as of the Closing Date.
          G. Other Operating Expenses. All other operating expenses of the Property, including payments due or owing under any Contracts assumed by Buyer at Closing and any fees as to which periodic payments are made for applicable licenses and permits, if any, shall be prorated as of the Closing Proration Time, except that no insurance policies shall be assumed as Contracts and no insurance premiums shall be prorated, and Seller shall be entitled to any refunds of any premiums for such policies. Seller shall receive a credit at Closing for all pre-paid operating expenses applicable to periods after the Closing Proration Time. Seller shall assign and/or transfer all Contract deposits or other security, if any, to Buyer and receive a credit therefor at Closing; Buyer shall notify all such Contract parties of the prospective change in ownership and operation of the Hotel.
          H. Reimbursable Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Buyer shall assume Seller’s obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Seller harmless from
Purchase Agreement
Property: IC Buckhead, Atlanta GA

and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) with respect to such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Reimbursable Lease Expenses and the payment thereof.
          7.2 Closing Statement and Schedules. On or before five (5) days prior to the Closing Date, Seller shall deliver to Buyer a current schedule of the items and amounts to be prorated or credited as set forth in this Paragraph 7, and a draft closing statement for the Transaction.
          7.3 Reproration after Closing. The provisions of Paragraph 7 shall survive the Closing. If the actual amounts of any of the aforesaid proration items are unavailable as of the Closing Date, then such proration shall be made on the basis of an amount reasonably estimated by Buyer and Seller at Closing and Buyer and Seller shall thereupon reprorate such items at such times as the exact amounts for such proration items become available (but such prorations will be made within forty-five (45) days after the Closing Date or upon such later date as the exact amounts for such proration become available); provided however, that no reproration adjustment shall be made if the net amount due is $1,000 or less, and provided that any request is delivered to the party from whom payment is requested on or before one (1) year after Closing. In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall authorize Manager to provide to Seller current operating and financial statements for the Property no later than one (1) month after Closing.
          7.4 Seller’s Closing Costs. Seller shall pay the following: (a) the fees and expenses of Seller’s attorneys, (b) the commission due any Broker retained by Seller, (c) the Georgia real estate transfer taxes imposed by virtue of the Transaction, and (d) one-half of all escrow agent fees (if any are charged in connection with this Transaction).
          7.5 Buyer’s Closing Costs. Buyer shall pay the following: (a) the costs of Buyer’s Due Diligence, (b) the fees and expenses of Buyer’s attorneys, (c) all lenders’ fees related to any financing to be obtained by Buyer; (d) one-half of all escrow agent fees (if any are charged in connection with this Transaction), (e) the costs, expenses and premiums for the Title Commitment and Title Policy (including all examinations and reports in connection therewith, and all endorsements and reinsurance required by Buyer), (f) the costs of the Survey, and (g) all recording charges due on recordation of any Closing Documents and (h) all costs incurred in connection with the transfer and/or assignment of the Bonds, Master Lease, and Guaranty.
     8. Representations and Warranties.
          8.1 Seller’s Representations and Warranties. Seller, as of the date of the execution of this Agreement by Seller, represents and warrants to Buyer, and covenants with Buyer, subject to the matters on the Representation Exception Schedule, as follows:
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          A. Organization, Power and Authority. Seller is duly organized, validly existing and in good standing under the Laws of the State of its organization or incorporation; is, to the extent required by Law, duly qualified to do business in the State in which the Property is located; and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Seller has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by such parties (i) has been duly and validly authorized by all necessary action on the part of such parties, (ii) does not conflict with or result in a violation of the organizational documents of such parties (including, as applicable, its articles of incorporation, charter or by-laws, its partnership agreement or its operating agreement), or any judgment, order or decree of any court or arbiter in any proceeding to which any such party is a party, and (iii) except as to the ROFO Agreement and the Bond Documents, does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which any such party is bound or to which it is a party.
          B. Title to Real and Personal Property. Seller has not entered into any currently effective agreement to sell or dispose of all or any portion of its interest in and to the Real Property. Except as to Personal Property leased to Seller pursuant to equipment leases or similar agreements, Seller has legal title to the Personal Property to be transferred to Buyer and the Personal Property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances.
          C. Leases.
     (i) Tenants. As of the Effective Date, the only tenants under leases at the Property are the tenants listed in Exhibit M attached hereto and incorporated herein by this reference; provided however, Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the Tenants will have performed their obligations thereunder.
     (ii) Lease Defaults. Except for defaults cured on or before the date hereof, Seller has neither (1) received any written notice from any tenant of the Property asserting or alleging that Seller is in default under such tenant’s Lease, nor (2) sent to any tenant of the Property any written notice alleging or asserting that such tenant is in default under such tenant’s Lease.
     (iii) Title. No Rents or Leases have been assigned, transferred or hypothecated by Seller, except by virtue of mortgage loan instruments which shall be paid in full by Seller at or prior to Closing, and except as set forth in the list of Contracts attached hereto with respect to any surviving leasing commission agreements with respect to the Property.
     (iv) Leases. Seller has made available to Buyer true and correct copies of all of the Leases.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          D. Contracts. Subject to the assignment provisions in Section 8.6(B), except for (i) the Contracts listed in Exhibit N attached hereto, (ii) the Leases, and (iii) the Permitted Title Exceptions, there are no contracts, subcontracts or agreements affecting the Property that will be binding upon Buyer after the Closing. Seller has not received any written notice of default from any parties to the Contracts that has not been cured by Seller on or before the date hereof. Seller has made available to Buyer true and correct copies of all of the Contracts.
          E. Litigation Proceedings. Except as disclosed on Exhibit J, there is no current or pending litigation against Seller (including, but not limited to, condemnation proceedings against the Property) of which Seller has received written notice which may affect the Property in any manner. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller, under the Federal Bankruptcy Code or any similar state or federal Law.
          F. Bond Documents. Except for defaults cured on or before the date hereof, Seller has not received any written notice under any of the following documents asserting or alleging that Seller is in default under such document: (i) the Master Lease, (ii) that certain Deed to Secure Debt and Security Agreement dated December 1, 2002 (the “Security Deed”), by the Development Authority in favor of U.S. Bank national association (as successor to SunTrust Bank), as trustee (the “Trustee”), (iii) that certain Bond Purchase Agreement dated December 1, 2002, by and between the Development Authority and Six Continents Hotels, Inc., a Delaware corporation (the “Bond Agreement”), (iv) that certain Guaranty Agreement dated December 1, 2002, by Seller in favor of the Trustee (the “Guaranty”), (v) that certain Taxable Economic Development Revenue Bond (IHC Buckhead, LLC Project), Series 2002 issued by the Development Authority in the principal amount of $105,000,000.00 (the “Bond”), (vi) that certain Documents Escrow Agreement dated December 1, 2002, by and between Development Authority, Seller and Trustee (the “Documents Escrow Agreement”), and (vii) that certain Bond Resolution adopted by the Development Authority on December 19, 2002 (the “Bond Resolution”, and together with the Master Lease, Security Deed, Bond Agreement, Guaranty, the Bond, and the Documents Escrow Agreement, collectively, the “Bond Documents”). Seller has made available to Buyer true and correct copies of all of the Bond Documents. Seller has paid the Development Authority any and all fees and expenses that are currently due and payable under the Bond Documents and there are no claims subject to the indemnification provisions of the Master Lease.
          G. Other Property Conditions.
     (i) Land Use Regulations. Except for violations that have been cured, Seller has not received any written notice from any governmental authority with respect to the violation of any zoning law or ordinance applicable to the Property.
     (ii) Insurance Compliance. Except for violations that have been cured, Seller has not received any written notice from any insurance company that carries any of Seller’s insurance with respect to the Property that any portion of the Property violates any building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

     (iii) Taxes and Assessments. Except as disclosed in the Title Commitment, Seller has not received any written notice of any proposed reassessments of the Property from the local taxing agencies that would, in the reasonable judgment of Seller, increase real property taxes or assessments against the Property.
     (iv) Special Assessments and Exactions. Except as disclosed in the Title Commitment, Seller has not received any written notice from any governmental agency that any special assessments are pending, noted or levied against the Property.
          H. Condemnation. Seller has not received any written notice advising it of any pending or threatened Condemnation Proceeding or other governmental taking proceedings affecting all or any part of the Property.
          I. Compliance.
          (i) No Violations . Seller has not received any written notice of any claims, complaints, notices, correspondence or written notice of any violation of any Law with respect to the Property or the Land which has not been cured or dismissed.
          (ii) Hazardous Materials . Seller has not received any written notice of any claims, complaints, notices, correspondence or requests for information from any governmental authority with respect to any violation or alleged violation of any Laws, any releases of Hazardous Materials or with respect to any corrective or remedial action for or cleanup of the Property or the Land any portion thereof.
          (iii) No Transport . To Seller’s Knowledge, Seller has not transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Materials to or from the Property or the Land in violation of Laws.
          (iv) No Release . To Seller’s Knowledge, no written notification of a release or discharge of a Hazardous Materials in violation of any Laws has been filed by or on behalf of, or received by, Seller with respect to the Property or the Land.
          (v) No Underground Storage Tanks . To Seller’s Knowledge, there are no underground storage tanks at, in, under or about the Property or Land and Seller has not removed or installed any underground storage from the Property or the Land.
          (vi) No Asbestos . To Seller’s Knowledge, no asbestos, polychlorinated biphenyls or urea formaldehyde is or has been present at the Property or the Land in amounts that violate any Laws, nor have any of the foregoing been removed by Seller from the Property or the Land in violation of any Laws.
          J. Hotel Employee Matters. As of the Effective Date, Seller’s affiliate, Intercontinental Hotels Group Resources, Inc. (“IHG Management”), is the employer of the Hotel Employees. Seller shall retain all liabilities and obligations in connection with (A) any
Purchase Agreement
Property: IC Buckhead, Atlanta GA

employment claims, charges or grievances by any Employees to the extent resulting from events or occurrences prior to the Closing Date. There are no (i) collective bargaining agreements with any labor union with respect to the Hotel Employees or the Property or the Hotel, (ii) written employment or compensation agreements with any of the Employees (other than written employment offers made by Seller, Manager, IHG Management or an Affiliate of Manager that (x) provide for at-will employment with no more than two weeks’ notice of termination required and (y) do not include any other binding terms or conditions of employment except for starting compensation terms) (“Employment Agreements”).
          K. Financial Information. To Seller’s Knowledge, all of Seller’s financial information provided to Buyer is correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated.
          L Independent Audit. From and after the Effective Date until two (2) years after the Closing, Seller shall make the books and records for the years ended December 31, 2009, 2008 and 2007 of the Property/Seller available to Buyer and a nationally-recognized, independent accountant, mutually acceptable to both Buyer and Seller (the “Independent Auditor”) for inspection, copying and audit by the Independent Auditor at the expense of the Buyer. Buyer shall reimburse Seller, and Seller’s affiliates for all costs and expenses reasonably associated with complying with this Paragraph. From and after the Effective Date until two (2) years after the Closing, upon request, but not more frequently than annually, Seller will provide the Independent Auditor with a management representation letter substantially in the form attached hereto as Exhibit O for the years ending December 31, 2007, 2008 and 2009. Seller shall provide Buyer with copies of, or access to, such factual information, accounting records and financial information as may be reasonably requested by Buyer or its auditors, and in the possession or control of Seller, to enable Buyer or its affiliates to file reports or registration statements in compliance with the rules and regulations of the SEC. This Section 8.1(L) shall survive the Closing for two (2) years.
          M. Liquor License. To Seller’s Knowledge, the existing liquor licenses for the Hotel is in full force and effect.
          N. Foreign Person. Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.
          O. Patriot Act. Neither Seller nor any beneficial owner of Seller: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the “Lists”); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

Notwithstanding the foregoing, this representation does not apply to, or address, any shareholders of the publicly traded parent of Seller.
          8.2 Seller’s Warranties Deemed Modified. Because Buyer’s primary reliance on the status of the matters addressed by Seller’s Warranties is Buyer’s own Due Diligence, to the extent that Buyer (i) has actual knowledge of, or (ii) has received information in writing or in Buyer’s Diligence Reports (whether such information is actually know to the Buyer or not) prior to the Due Diligence Deadline indicating that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s knowledge or deemed knowledge, as the case may be.
          8.3 Claims of Breach of Warranty Prior To Closing. If, at or prior to the Closing, Seller obtains actual knowledge that any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). After the Due Diligence Deadline but prior to the Closing, if Buyer or any Buyer’s Representative obtains actual knowledge that any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed fifteen (15) days) to attempt such cure. If Buyer fails to notify Seller within five (5) Business Days of obtaining knowledge that any Seller’s Warranty is untrue, inaccurate or incorrect, then Buyer shall be deemed to waive such misrepresentation or breach of warranty. If any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect as of the date made, and Seller is unable to so cure such misrepresentation or breach, then Buyer, as its sole remedy shall elect either (a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to Terminate this Agreement by written notice given to Seller on the Closing Date, in which event any Deposit shall be returned to Buyer. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $100,000.00.
          8.4 Survival and Limits On Buyer’s Claims. Seller’s Warranties shall survive the Closing and not be merged therein for a period of three hundred sixty-five (365) days and Seller shall only be liable to Buyer hereunder for a breach of Seller’s Warranties made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller in writing on or before three hundred sixty-five (365) days after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be subject to Seller’s Liability Limit. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer
Purchase Agreement
Property: IC Buckhead, Atlanta GA

may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing (Buyer’s remedy being as set forth in Paragraph 8.3), or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $100,000.00.
          8.5 Buyer’s Representations and Warranties. Buyer, as of the date of the execution of this Agreement by Buyer, represents and warrants to Seller as follows, and as a condition precedent to Seller’s obligation to consummate the Transaction at Closing pursuant to the terms of this Agreement, the following representations of Buyer shall be true and correct in all material respects as of the Closing Date:
          A. Organization, Power and Authority. Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of the state of its organization, is, or will by the Closing Date be, to the extent required by Law, duly qualified to do business in the State in which the Property is located and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Buyer has the full power and authority to enter into this Agreement and the execution and delivery of this Agreement by Buyer (i) has been duly and validly authorized by all necessary action on the part of Buyer, (ii) to the knowledge of the officer of Buyer signing this Agreement, does not conflict with or result in a violation of Buyer’s Articles of Incorporation or By-Laws or any judgment, order or decree of any court or arbiter in any proceeding to which Buyer is a party, and (iii) to the knowledge of the officer of Buyer signing this Agreement, does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Buyer is bound or to which it is a party. There are no lawsuits filed or served against Buyer or, to Buyer’s knowledge, otherwise pending or threatened the outcome of which could adversely affect Buyer’s ability to purchase the Hotel or otherwise perform its obligations under this Agreement.
          B. No Bankruptcy. Buyer has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state Law relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (C) made an assignment for the benefit of creditors.
          C. Sophisticated Buyer. Buyer is an experienced investor that specializes in the investment in and ownership and operation of hotel properties in geographically diverse markets. As such, it is a sophisticated real estate owner, investor and manager with particular experience in the acquisition, ownership and operation of hotels similar to the Hotel. Buyer warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the investment characteristics of the Hotel and to assess fully all issues pertaining to title to the Real Property, the value of the Property, the rights and liabilities of Buyer as the successor to
Purchase Agreement
Property: IC Buckhead, Atlanta GA

Seller under any management agreements, the past performance of the Hotel, the projected performance of the Hotel, the structural integrity and soundness of all improvements and structures located on the Real Property, the environmental condition of the Real Property, and the compliance of the Hotel and the operation and management thereof with all Laws. Accordingly, Buyer warrants and represents that, except for the representations and warranties expressly made by Seller in this Agreement, Buyer has not and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished by or on behalf of Seller or any of their affiliates, but, except for the representation, and warranties contained herein, is relying solely on its own investigations, assessment, evaluations, and those of its own employees, agents, independent contractors, consultants, and other experts with whom it is dealing in connection with this Transaction.
          D. Reimbursement of Rebates. Buyer acknowledges that Seller may participate in various incentive programs with various suppliers for the Property whereby rebates are earned by Seller for Seller’s purchase of designated goods and services from such suppliers. Buyer acknowledges that Seller may have earned substantial credits toward a rebate prior to Closing and that after Closing, Buyer may benefit from credits earned by Seller prior to Closing. Buyer therefore agrees to notify Seller of any rebate related to the Property received by, or credited to, Buyer within one (1) year of the Closing Date and to cooperate with Seller’s inquires into the status of any such rebates. Buyer and Seller shall cooperate in good faith to determine which, if any, portion of such rebate is attributable to Seller’s activities prior to the Closing Date, whereupon Buyer shall promptly reimburse Seller for Seller’s share of each rebate. If the parties are unable to determine Seller’s precise share of a rebate, they shall work in good faith to equitably prorate the rebate into Buyer’s and Seller’s shares. Buyer shall make available to Seller all records and other data verifying each rebate and the payment thereof. The provisions of Section shall survive the Closing.
          8.6 Buyer’s Assumption of Seller Obligations.
          A. Wages and Salaries. IHG Management (as defined in Section 8.1 J) will continue to employ all Hotel Employees at the Hotel with Buyer having the responsibilities relative to the employment of and services of these employees as set forth in the Management Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to limit Manager’s right to terminate or reassign any Hotel Employee pursuant to its authority under the Management Agreement.
          B. Contracts and Leases. At the Closing, Seller shall assign to Buyer, pursuant to the terms of the Assignment and Assumption of Contracts, Warranties and Other Interests (attached hereto as Exhibit E) and Assignment and Assumption of Leases (attached hereto as Exhibit D), all right, title and interest of Seller in and to the Contracts and Leases which, by their terms, are assignable without consent. If a Contract or Lease requires the consent of the other contracting party before such Contract or Lease may be assigned, Buyer authorizes Seller to request such consent and shall reasonably cooperate with Seller in obtaining such consent. If such consent is granted, the applicable Contract or Lease shall be assigned to Buyer in the manner set forth above. Buyer shall assume all of the obligations of Seller under the Contracts and Leases arising from and after the Closing Date. Buyer shall be responsible to pay
Purchase Agreement
Property: IC Buckhead, Atlanta GA

all assignment, termination and other fees required to effectuate the provisions of this Paragraph. If any Contract or Lease cannot, by its terms or otherwise (including Seller’s inability to obtain a consent to the assignment), be assigned to Buyer, then Buyer authorizes Seller to facilitate negotiations of a new direct Contract or Lease between Buyer and the counter-party of the necessary non-assignable Contract or Lease on equivalent terms with the original Contract or Lease and Buyer agrees to execute the new Contract or Lease and otherwise cooperate with Seller to carry out the intent of this Paragraph. Notwithstanding the foregoing, nothing herein shall be deemed to limit Buyer’s right to object to any Contract or Lease as part of its review and termination rights in Section 4.4. The provisions of this Section shall survive the Closing.
          C. Guest Baggage. Buyer assumes all liability for all baggage of Hotel guests, subject to the Management Agreement, immediately after the Closing Date. Buyer hereby indemnifies Seller against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Buyer after the Closing Date. Seller hereby indemnifies Buyer against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing Date. The provisions of this Section shall survive the Closing.
          D. Safe Deposit Boxes. Manager shall retain and control all keys to any safe deposit boxes at the Hotel in accordance with the Management Agreement. Any property in safe deposit boxes as of the Closing Date (whether or not so recorded) shall be the responsibility of Buyer. The obligations of Buyer and Seller under this Section shall survive the Closing.
          E. Bond Documents. Buyer shall (i) be responsible, at its sole cost and expense, to obtain all necessary consents, authorizations and approvals required in order to assign and/or transfer the tax abatement benefits and burdens to Buyer, including, but not limited to assignment of the Guaranty, Master Lease and other Bond Documents from Seller or Six Continents Hotels, Inc., as applicable, to Buyer (ii) execute any documents at Closing required to assign and/or transfer the Bond Documents benefits and burdens to Buyer and cause Seller to be released from all liability to the Development Authority and Buyer pursuant to the Bond Documents, including without limitation, the Guaranty; and (iii) have all such consents, authorizations and approvals required for such assignment to be obtained, with evidence thereof delivered to Seller at least three (3) Business Days prior to the Closing Deadline (the “Bond Assignment Deadline”). Seller and Six Continents Hotels, Inc. agree to reasonably cooperate with Buyer, at no cost to Seller, and to execute any and all documents reasonably requested in furtherance of the foregoing. If Buyer fails to achieve the following on or before the Bond Assignment Deadline (a) obtain any necessary consents, authorizations or approvals required in order to assign the Bond Documents from Seller or Six Continents Hotels, Inc., as applicable, to Buyer, (b) execute any documents required to assign and/or transfer the Bond Documents benefits and burdens to Buyer, (c) cause the Development Authority to release Seller from all liability under the Bond Documents, including, but not limited to the Guaranty, or (d) deliver evidence of the foregoing (a) through (b) to Seller, then, Seller shall have the right, in its discretion, to (i) unwind the tax abatement structure by causing the Development Authority to convey the fee simple title to the Real Property directly to Seller and terminating all Bond Documents and the related tax abatement, (ii) extend the Closing Date by the amount of time necessary to accomplish the foregoing (but such extension shall not exceed thirty (30) calendar
Purchase Agreement
Property: IC Buckhead, Atlanta GA

days), (iii) require Buyer to acquire Seller’s fee simple interest in the Real Property, and (iv) require Buyer to pay any additional transfer taxes or other costs associated with the conveyance of the restructured sale of the Real Property.
     9. Casualty and Condemnation. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date. If after the Effective Date and prior to the Closing Date, any portion of the improvements is materially damaged or destroyed by fire or other casualty, or there shall be commenced or instituted against the Property any Condemnation Proceeding, Seller shall promptly give written notice of such event to Buyer, and the following provisions shall apply notwithstanding the contrary terms of any applicable Laws with respect to the subject matter of Paragraph 9:
          9.1 Major Event. If such damage or destruction results in a casualty loss in excess of Five Million and No/100 Dollars ($5,000,000.00), as reasonably determined by Seller, or if such Condemnation Proceeding would result in the taking of a portion of the Property worth in excess of Five Million and No/100 Dollars ($5,000,000.00), then Buyer shall have the right to Terminate this Agreement by written notice to Seller given no later than ten (10) Business Days after the giving of Seller’s notice of such event, in which event any Deposit shall be returned to Buyer, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such period shall be deemed an election not to terminate this Agreement.
          9.2 Closing Despite Casualty/Condemnation. If a casualty or Condemnation Proceeding occurs and Buyer shall not, or has no right to, Terminate this Agreement on account thereof, then at Closing (a) the conveyance of the Property shall be less such portion of the Property so taken by (or, as applicable, shall be subject to) said Condemnation Proceeding, without adjustment of the Purchase Price, (b) Seller shall assign to Buyer (without recourse to Seller) all the rights to all awards or insurance proceeds with respect to such casualty or Condemnation Proceeding (except for business interruption coverage with respect to Rental Payments prior to Closing); (c) Seller shall provide a credit at Closing equal to (i) Seller’s deductible under Seller’s insurance policy, plus all proceeds or awards previously paid to Seller with respect to such casualty or Condemnation Proceeding, less (ii) an amount equal to the sum of (A) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with such casualty or Condemnation Proceeding, (B) any portion of any Condemnation Proceeding award that is allocable to loss of use of the Property prior to Closing, and the proceeds of any rental loss, business interruption or similar insurance to the extent allocable to the period prior to the Closing Date, and (C) the reasonable and actual costs incurred by Seller in stabilizing and/or repairing the Property following a casualty (and to the extent the sum of the items in (ii) is greater than the items in (i), Buyer shall pay such excess to Seller within five (5) Business Days after receipt of such awards or proceeds after Closing).
     10. Other Conditions to Closing. The obligation of Buyer and Seller to close the Transaction shall be further subject to the satisfaction at or prior to Closing of the conditions precedent set forth in this Paragraph.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          10.1 Conditions to Buyer’s Obligations. The conditions precedent to Buyer’s obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Buyer in writing, at its sole option:
          A. Representations. Seller’s Warranties, subject to Paragraphs 8.2 and 8.3, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by the Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date;
          B. Seller Compliance. Seller shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Seller at or prior to the Closing.
          C. ROFO Compliance. Buyer shall have received satisfactory evidence that Seller has received notice from Hospitality Properties Trust that Hospitality Properties Trust waives its rights under the ROFO Agreement, or Hospitality Properties Trust shall have deemed to have waived such rights.
          D. Liquor License. Alcohol shall be lawfully available in the bars, lounges and other facilities of the Hotel which require a liquor license provided that the Buyer does not prejudice any existing license and satisfies all the requirements of Law necessary to obtain such liquor license and cooperates with Seller and its affiliates in the application for the liquor license.
          E. Tax Abatement Transfer or Termination. Either (i) the tax abatement benefits and burdens as described in Section 8.6(E) shall be assigned and/or transfered to Buyer, or (ii) such tax abatement structure shall be unwound by causing the Development Authority to convey the fee simple title to the Real Property directly to Seller and terminating all Bond Documents and the related tax abatement.
          F. No Change to Title. There shall be no material adverse change affecting title to the Real Property not caused by Buyer between the date of the Title Commitment and the Closing Date. Notwithstanding the foregoing, in the event that this condition is not satisfied at Closing, Seller shall have the right to extend the Closing Date by the amount of time necessary to cure or satisfy this condition (but such extension shall not exceed ninety (90) calendar days).
          10.2 Conditions to Seller’s Obligations. The conditions precedent to Seller’s obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Seller in writing, at its sole option:
          A. Representations. Buyer’s warranties set forth in Paragraph 8.3, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by the Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date;
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          B. Buyer Compliance. Buyer shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Buyer at or prior to the Closing.
          C. ROFO Compliance. Seller shall have received notice from Hospitality Properties Trust that Hospitality Properties Trust waives its rights under the ROFO Agreement, or Hospitality Properties Trust shall have deemed to have waived such rights.
          D. Tax Abatement Transfer or Termination. Either (i) the tax abatement benefits and burdens as described in Section 8.6(E) shall be assigned and/or transfered to Buyer, or (ii) such tax abatement structure shall be unwound by causing the Development Authority to convey the fee simple title to the Real Property directly to Seller and terminating all Bond Documents and the related tax abatement.
          10.3 Waiver of Conditions. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Paragraph 10.1 and 10.2, respectively.
     11. Transaction Issues: Brokers, Confidentiality and Indemnity.
          11.1 Brokers. Each party represents to the other that such party has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property except for the Broker defined herein, which obligation has been incurred by Seller pursuant to a separate agreement with Broker executed in connection with the Transaction. Seller shall, upon the Closing of this Transaction and receipt by Seller of the Purchase Price, pay to Broker the appropriate sales commission pursuant to the terms of the brokerage agreement with Broker. Except for Broker and such commission payable as set forth above, Seller and Buyer each hereby (a) represent and warrant to the other that it has not employed, retained or consulted any broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the Transaction, and (b) indemnify and agree to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys’ fees actually incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor’s breach of this representation and warranty. This Paragraph shall survive the Closing or any termination of this Agreement.
          11.2 Confidentiality. A. Buyer hereby agrees that prior to Closing it and the Buyer’s representatives will not release or cause or permit to be released, any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the Transaction, without first obtaining the written consent of the Seller. The foregoing shall not preclude Buyer from (a) discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its representatives as described above, or (b) from complying with any Laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or, at or
Purchase Agreement
Property: IC Buckhead, Atlanta GA

about the Closing Date, issuing or causing the issuance of a press or media release or other information in the nature of a press release relating to this Agreement or the Transaction (the “Transaction Closing Disclosure”), provided, however, that the Transaction Closing Disclosure has received the prior written approval of Seller as to the exact text of such press release, or any other public disclosure of this Agreement or this Transaction, and of the extent of distribution thereof. Notwithstanding the foregoing, if Buyer reasonably determines, after consultation with counsel, that it is required by Law to publicly disclose the existence or terms of this Agreement, before, at or within five (5) Business Days after Closing occurs, Buyer shall allow Seller a reasonable period of time, not to exceed five (5) Business Days, to review any proposed disclosure made by Buyer before, at or immediately after Closing, including, without limitation, the Transaction Closing Disclosure, in advance of Buyer making such disclosure (the “Publicity Notice Requirement”) but, for the avoidance of doubt, Buyer shall be permitted to make such disclosure and shall not be required to obtain the consent of Seller prior to making such disclosure. Buyer represents that, to the best of its knowledge, the Law only requires Buyer to make the following statement in an 8K disclosure prior to Closing: “On May 25, 2010, a subsidiary of Pebblebrook Hotel Trust (the “Company”) entered into an agreement to acquire an upscale full-service hotel in the Atlanta region for $105.0 million from an unaffiliated third party. The Company expects to fund the purchase price with proceeds from the Company’s initial public offering. The closing is expected to occur within 45 days, however, because the acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period, or at all” (the foregoing statement being referred to herein as the “Pre-Approved Statement”). Buyer shall be permitted to release the Pre-Approved Statement as part of (i) its 8K disclosure obligations pursuant to Securities and Exchange Commission legal requirements and (ii) a routine press release and, subject to the foregoing limitation, Buyer shall be permitted to the release of the Pre-Approved Statement within five (5) Business Days after the Effective Date without having to comply with the Publicity Notice Requirement. For all public disclosures different from the foregoing made by Buyer before, at or within five (5) Business Days after Closing, including without limitation the Transaction Closing Disclosure, Buyer must comply with the Publicity Notice Requirement. For the avoidance of doubt, except for the Transaction Closing Disclosure, Buyer shall not need to comply with the Publicity Notice Requirement for any public disclosures made five (5) or more Business Days after Closing. Buyer agrees that it any public communications, including, but not limited to, press notices, publicity (oral or written) or other promotions, this Transaction shall be characterized as a “strategic relationship” with Seller and its affiliates and shall not be characterized, or referred to, as a “distressed” or “discounted” sale or transaction. For clarification, discount shall not mean the concept of Discount to Replacement Cost which Owner will be allowed to discuss. Buyer shall indemnify and hold Seller harmless from and against any and all Liabilities suffered or incurred by Seller and arising out of or in connection with a breach by Buyer of the provisions of this Paragraph. The indemnification obligations contained in this Paragraph shall survive the Closing or the earlier termination of this Agreement.
          B. Seller hereby agrees that prior to Closing it will not release or cause or permit to be released, and will use best efforts to prevent the Seller’s Representatives from releasing or causing or permitting the release of, any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be
Purchase Agreement
Property: IC Buckhead, Atlanta GA

announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the Transaction, without first obtaining the written consent of the Buyer. The foregoing shall not preclude Seller from (a) discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its representatives as described above, or (b) from complying with any Laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or, at and after Closing, issuing or causing the issuance of a press or media release or other information in the nature of a press release relating to this Agreement or the Transaction, provided, however, that such release has received the prior written approval of Buyer as to the exact text of such press release and of the extent of distribution thereof. Seller shall indemnify and hold Buyer harmless from and against any and all Liabilities suffered or incurred by Buyer and arising out of or in connection with a breach by Seller of the provisions of this Paragraph. The indemnification obligations contained in this Paragraph shall survive the Closing or the earlier termination of this Agreement.
          11.3 Indemnity. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the entry on the Property and/or the conduct of any Due Diligence by Buyer or any of Buyer’s Representatives at any time prior to the Closing; provided, however, that Buyer’s obligations under this clause shall not apply to the mere discovery of an pre-existing environmental, financial, legal or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
     12. Default At or Prior to Closing.
          12.1 Buyer Default. If Buyer defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) Business Days after the date of receipt of written notice from Seller demanding cure of such default, Seller shall be entitled, as its sole and exclusive remedy hereunder, to Terminate this Agreement by written notice to Buyer of such termination and to receive payment of the Deposit as full liquidated damages pursuant to Official Code of Georgia Annotated §13-6-7 for such default of Buyer, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Buyer’s default, that such forfeiture of the Deposit is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller’s actual damages which would be suffered by Seller in the event of default by Buyer. Notwithstanding the foregoing, a Buyer default for failure to perform all of the covenants, undertakings and obligations to be performed by Buyer at or prior to the Closing Deadline shall not entitle Buyer to any notice or cure period that would require an extension of the Closing Date. Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Seller’s right to Terminate this Agreement and receive payment of the Deposit as full liquidated damages, are Seller’s sole and exclusive remedies in the event of default
Purchase Agreement
Property: IC Buckhead, Atlanta GA

hereunder by Buyer, and Seller hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue Buyer for damages or to prove that Seller’s actual damages exceed the Deposit which is hereby provided Seller as full liquidated damages, (2) any right to sue Buyer for specific performance, or (3) any other right or remedy which Seller may otherwise have against Buyer, either at law, or equity or otherwise.
          12.2 Seller Default. If Seller defaults in the observance or performance of its covenants and obligations hereunder, or if Seller breaches any of its representations and warranties under this Agreement, and such default continues for the greater of five (5) Business Days after the date of receipt of written notice from Buyer demanding cure of such default, or the expiration of other applicable cure periods set forth in this Agreement, then Buyer shall be entitled either, at Buyer’s option, (i) without waiving the right to elect the option to Terminate this Agreement, to sue Seller for specific performance of this Agreement, but only if such suit is filed within ninety (90) days after the occurrence of Seller’s alleged default, or (ii) to Terminate this Agreement by the delivery to Seller of notice of such termination and Buyer shall be entitled to the return of the Deposit and Seller shall pay Buyer the reasonable costs actually incurred by Buyer in connection with its investigation and efforts to purchase the Property, including, without limitation, actual reasonable fees and costs of counsel and consultants but in no event shall such costs payable by Seller to Buyer exceed $200,000. Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Buyer’s rights to so Terminate this Agreement or sue for specific performance, are Buyer’s sole and exclusive remedies hereunder in the event of default hereunder by Seller, and Buyer hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue for damages, or (2) any other right or remedy which Buyer may otherwise have against Seller either at law, in equity or otherwise. Buyer agrees that its failure to timely commence an action for specific performance within such the period noted above shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.
     13. Notices. All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Buyer under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air or Airborne Express), or (d) by telecopying to the telecopy number listed below (provided that a copy of such notice is also delivered within 24 hours to the party by one of the other methods listed herein), with all postage and delivery charges paid by the sender and addressed to the Buyer or Seller, as applicable as set forth below, or at such other address (or telecopy number) as each may request in writing. Such notices delivered by hand, by telecopy, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the earlier of actual receipt or two days after mailing. Said notice addresses are as follows (and Seller and Buyer shall have the right to designate changes to their respective notice addresses, effective five (5) days after the delivery of written notice thereof):
Purchase Agreement
Property: IC Buckhead, Atlanta GA

If to Seller:	InterContinental Hotels Group
Three Ravinia Drive
Suite 100
Atlanta, Georgia 30346-2149
Attention: Robert Chitty
Telephone No.: (770) 604-5321
Telecopy No.: (770) 604-5075

With a copy to:	InterContinental Hotels Group
Three Ravinia Drive
Suite 100
Atlanta, Georgia 30346-2149
Attention: Legal Dept. - Paul Huang
Telephone No.: (770) 604-2644
Telecopy No.: (770) 604-5075

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Daniel Weede
Telephone No.: (404) 881-7529
Telecopy No.: (404) 253-8885

If to Buyer:	Orangemen Owner LLC
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814
Attention: Thomas C. Fisher, Executive VP
Telephone No.: (240) 507-1340
Telecopy No.: (240) 396-5763

With a copy to:	John M. Ratino, Esquire
Hunton & Williams LLP
1900 K Street, N.W.
Washington, DC 20006
Telephone No.: (202) 778-2221
Telecopy No.: (202) 778-2201
     14. General Provisions.
          14.1 Execution Necessary. This Agreement shall not be binding upon Seller until fully executed and delivered by a proper official of Seller, and no action taken by Seller’s
Purchase Agreement
Property: IC Buckhead, Atlanta GA

representatives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by Seller and delivered to Buyer.
          14.2 Counterparts. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.
          14.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer shall not have the right to assign or delegate any right, duty or obligation of Buyer under this Agreement to any other party without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio.
          14.4 Governing Law. This Agreement shall be governed by the Laws of the state in which the Land is located.
          14.5 Entire Agreement. This Agreement and all the exhibits referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding (including without limitation the Letter of Intent between Buyer and Seller dated April 16, 2010) pertaining to any of the matters connected with this Transaction shall be effective for any purpose. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.
          14.6 Time is of the Essence. TIME IS OF THE ESSENCE of the Transaction and this Agreement. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.
          14.7 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated
Purchase Agreement
Property: IC Buckhead, Atlanta GA

were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.
          14.8 Survival. Except as set forth herein, the covenants, agreements, indemnities, representations and warranties contained herein shall not survive the Closing Date for more than one (1) year or any termination of this Agreement, except as otherwise set forth in this Agreement (limited, as applicable, as the term of survival may be otherwise specifically provided therein).
          14.9 Further Assurances. Each party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.
          14.10 Exclusive Application. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Buyer and Seller hereto any right, remedy or claim under or by reason of this Agreement. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned.
          14.11 Partial Invalidity. If all or any portion of any of the provisions of this Agreement shall be declared invalid by Laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any material aspect of this Transaction and the other party does not upon demand enter into a modification or separate agreement which sets forth in valid fashion the covenants of such offending provision in a manner which counsel to both parties determine is valid, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten (10) days after such provision is so declared invalid, to Terminate this Agreement.
          14.12 Waiver Rights. Buyer reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Buyer. Seller reserves the right to waive, in whole or in part, any provision hereof that is for the benefit of Seller.
          14.13 No Implied Waiver. Unless otherwise expressly provided herein, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          14.14 Rights Cumulative. All rights, powers, options or remedies afforded to Seller or Buyer either hereunder or by Law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by Law, unless expressly provided to the contrary herein.
          14.15 Attorney’s Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney’s fees, expended or incurred in connection therewith.
          14.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
          14.17 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.
          14.18 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Paragraph 12.2 hereof.
          14.19 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed Seller’s Liability Limit. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

          14.20 Exhibits and Schedules. All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.
          14.21 Jurisdiction. With respect to any suit, action or proceedings relating to the Transaction, this Agreement, the Property or the relationship of Buyer and Seller hereunder (“Proceedings”) each party irrevocably (a) submits to the exclusive jurisdiction of the Courts of the County of Fulton, State of Georgia and the United States District Court for the Northern District of Georgia, and (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such party. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
     15. Retention of Hotel Employees. Buyer acknowledges that an affiliate of Seller will manage the Hotel in accordance with the Management Agreement attached as Exhibit P and that Seller will continue to employ all Hotel Employees at the Hotel with Buyer having the responsibilities relative to the employment of and services of these employees as set forth in the Management Agreement.
     16. On-Going Management of Hotel. Buyer acknowledges that Seller is unwilling to sell the Hotel unless Buyer and Seller’s designated affiliate enter into a long term, hotel management agreement for the Property. Buyer and Seller, each in their respective discretion, shall try to agree on the specific form of the hotel management agreement on or before June 4, 2010 and, if the parties reach an agreement, shall manifest such agreement by signing an amendment to this Agreement attaching such hotel management agreement as Exhibit P to this Agreement. If the parties have not executed an amendment to this Agreement incorporating the agreed upon form of hotel management agreement into this Agreement by June 4, 2010, then, subject to the HMA Extension Option, either party may terminate this agreement upon notice to the other party, in which case the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. Notwithstanding the foregoing, if the parties have not executed an amendment to this Agreement incorporating the agreed upon form of hotel management agreement into this Agreement by June 4, 2010, but the parties are actively engaged in good faith negotiations and progressing toward resolution of the remaining issues of the hotel management agreement, then, either party may extend the June 4, 2010 deadline to June 11, 2010 by written notice to the other party (the “HMA Extension Option”). At Closing, Seller’s designated affiliate and Buyer shall execute the Management Agreement in the form to be attached hereto as Exhibit P.
     17. Drainage. Buyer acknowledges and agrees that: (a) Buyer has been informed about a lawsuit which began in 2004, Charles J. Lynch, III; and Mary Ann Lynch v., IHC Buckhead, LLC et. al., in the Superior Court of Fulton County, State of Georgia, Civil Action File No: 2004-cv-89108) (the “Lawsuit”), which lawsuit related to drainage from the Property and was resolved, in part through the installation of a new drainage system; (b) Buyer has had the opportunity to familiarize itself with the Lawsuit and the obligations that the owner of the
Purchase Agreement
Property: IC Buckhead, Atlanta GA

Real Property is obligated to perform pursuant to all matters in the public land record related to the Lawsuit and/or any water drainage obligations that the owner of the Real Property owes adjoining real property owners (the “Owner Drainage Obligations”); and (c) at Closing, Buyer shall assume all responsibility related to the Owner Drainage Obligations. In the event the Closing occurs, Buyer shall be deemed to waive, abandon, release and renounce any claims against Seller, its affiliates, officers, directors, employees, agents, including, without limitation, claims for indemnification and contribution, related to water run-off and drainage issues, the construction of the Hotel and related improvements on the Real Property. If the Closing of the Transaction occurs, Buyer shall indemnify, defend and hold harmless Seller, Seller’s affiliated companies, their respective directors, officers, employees, representatives, agents, in their individual capacities or otherwise, and their respective successors and assigns (collectively, “Seller Indemnitees”), from and against any and all liabilities, losses, costs, damages, judgments and expenses (including, without limitation, attorneys’ fees) (“Losses”) arising out of any claim, damages, demand, lawsuit or cause of action (“Claims”) related to Buyer’s failure to comply with the Owner Drainage Obligations from and after the Closing Date. If the Closing of the Transaction occurs, Seller shall indemnify, defend and hold harmless Buyer, Buyer’s affiliated companies, their respective directors, officers, employees, representatives, agents, in their individual capacities or otherwise, and their respective successors and assigns (collectively, “Buyer Indemnitees”), from and against any and all Losses arising out of any Claims related to Seller’s failure to comply with the Owner Drainage Obligations prior to the Closing Date. In addition, at Closing, Buyer and Seller agree to execute an appropriate document to memorialize the foregoing indemnifications of Seller Indemnitees and Buyer Indemnitees for Losses arising out of the Claims as part of the As Is Agreement attached as Exhibit L.
     18. Buyer’s Successor Payment Obligation. In the event the Closing occurs, and Buyer thereafter directly or indirectly sells a partial or full interest in the Hotel through one or more transactions on or before the thirtieth (30th) month anniversary of the Closing Date (such sale being a “Successor Sale”), Buyer shall be obligated pay to Seller or its designated affiliate on or before the date of the closing of the Second Sale, an amount (the “Successor Payment”) equal to fifty percent (50%) of the “Net Sale Proceeds” (hereafter defined) above the “Sale Hurdle” (hereafter defined), which Successor Payment shall be subject to a maximum amount equal to the “Proceeds Cap” (hereafter defined). For the foregoing purposes, Net Sale Proceeds shall mean all sales proceeds from the Successor Sale, after deducing reasonable and actually incurred transaction costs, but would not deduct any other amounts, including without limitation satisfaction of outstanding debt or capital contributions. Sale Hurdle shall mean $105 Million plus capital expenditures made by Buyer in excess of the FF&E Reserve, which amount shall increase monthly from the date of the Closing through the date 30 months thereafter by an amount equal to five percent (5%) per annum. Proceeds Cap shall mean $5.0 million for the first twelve full calendar months following the Closing Date, $8.0 million for the thirteenth through twenty-fourth full calendar months following the Closing Date and $10.0 million for the twenty-fifth through thirtieth full calendar months following the Closing Date. This Section 18 shall survive the Closing and not be subject to any offset. Buyer and its affiliates shall notify Seller at least thirty (30) days prior to the closing of a Successor Sale and cooperate to provide information necessary for Buyer or its affiliate to confirm the Successor Payment.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

     19. Au Pied De Cochon License. Buyer acknowledges that it has received and reviewed that certain Exclusive Trademark and Know-How License and Technical Assistance Agreement by and between Au Pied De Cochon and PJB Holding (collectively, the “Licensor”) and Seller dated June 21, 2004 (the “Au Pied De Cochon License Agreement”) and acknowledges that Article 7 of the Au Pied De Cochon License Agreement requires that the Seller, as the licensee, continue to own and operate the restaurant. Buyer and Seller hereby agree that Seller shall have the option, prior to or subsequent to Closing, to amend or otherwise modify the Au Pied De Cochon License Agreement to either (i) permit the Manager to operate the restaurant without an equity interest in the Hotel, or (ii) permit Seller to assign its interest in the Au Pied De Cochon License Agreement to Buyer. If Seller proceeds with option (ii) above, Buyer must execute an assignment and assumption agreement in the form attached as Exhibit E. If Licensor terminates the Au Pied De Cochon License Agreement as a result of the Transaction, Seller shall pay all termination fees associated with such termination. However, if (a) Licensor amends the Au Pied De Cochon License Agreement pursuant to either option (i) or (ii) above, and (b) Buyer terminates (or directs Manager to terminate) the Au Pied De Cochon License Agreement, then Buyer shall be solely responsible to pay all termination fees associated with such termination. The provisions of Section shall survive the Closing.
Purchase Agreement
Property: IC Buckhead, Atlanta GA

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement under seal as of the day and year first above written.

SELLER: IHC BUCKHEAD, LLC a Georgia limited liability company
By:	/s/ Travis D. Ray
	Name:	Travis D. Ray
	Title:	Vice President

BUYER: ORANGEMEN OWNER LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President

Purchase Agreement
Property: IC Buckhead, Atlanta GA

SCHEDULE A
(attached to and made a part of that certain Purchase and Sale
Agreement by and between IHC BUCKHEAD, LLC as Seller,
and ORANGEMEN OWNER LLC, as Buyer, dated as of May
25, 2010)
     “Accounts Receivable” shall mean any and all rents, deposits and other sums and charges (including Guest Ledger Receivables) owing to Seller that are in any way attributable to the operation of the business at the Hotel, including, without limitation: (a) amounts receivable in connection with the letting of rooms, use of banquet services and facilities, use of conference facilities or meeting rooms or the provision of any other service by or on behalf of Seller on the Real Property; (b) credit card charges, whether or not they have been submitted to the applicable credit card company; and (c) rents and/or license fees due from Tenants under Leases.
     “Agreement” shall mean this Purchase and Sale Agreement between Seller and Buyer including all schedules, exhibits and other attachments hereto, and documents incorporated herein by reference.
     “Bond Documents” is defined in Paragraph 8.1F of this Agreement.
     “Bonds” is defined in Paragraph 8.1F of this Agreement.
     “Bookings” shall mean all contracts or reservations for the use of guest rooms, banquet facilities, meeting rooms, and/or conference or convention facilities at the Hotel.
     “Broker” shall mean Jones Lang LaSalle Americas, Inc., which Broker has been retained by Seller; Buyer has not retained any broker or finder in this Transaction.
     “Business Day” shall mean Monday through Friday excluding holidays recognized by the state government of the State in which the Property is located.
     “Buyer” shall mean the buyer referenced in the first paragraph of this Agreement.
     “Buyer’s Diligence Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer, Buyer’s attorneys or Buyer’s officers John Bortz, Tom Fisher or Ray Martz in connection with Buyer’s Due Diligence.
     “Buyer’s Representatives” shall mean Buyer’s officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, lenders, investors, contractors, architects and engineers.
     “Cause” shall mean (i) commission of a felony or crime involving moral turpitude, (ii) misappropriation or intentional destruction of company property, (iii) continuing failure or
Purchase Agreement
Property: IC Buckhead, Atlanta GA

refusal to obey a reasonable and lawful company directive after receiving a written warning, (iv) causing physical harm, or threatening to cause physical harm to another employee or a hotel guest, (v) violation of any Law or company policy prohibiting employment discrimination or harassment with respect to another employee or an applicant for employment, or (vi) violation of any Law applicable to the operation of the hotel at which the employee in question is employed.
     “Closing” shall mean the consummation and closing of the Transaction.
     “Closing Agent” shall mean the Title Company or such other party as is selected by Buyer and Seller to fund the Closing in escrow.
     “Closing Date” shall mean the date on which the Closing occurs, which shall be on or before the Closing Deadline as defined in Paragraph 1.1 of this Agreement.
     “Closing Deadline” is defined in Paragraph 1.1 of this Agreement.
     “Closing Documents” shall mean the documents and instruments delivered by Buyer and Seller, in order to consummate the Transaction.
     “Closing Notice” is defined in Paragraph 1.1 of this Agreement.
     “Closing Proration Time” shall mean (a) if the Purchase Price is received by Seller (or by the Closing Agent, along with authorization from Buyer to release such proceeds) prior to 1:00 P.M. local Atlanta, Georgia time on the Closing Date, as of 11:59 P.M. local Atlanta, Georgia time on the day prior to the Closing Date, in which event the day of Closing shall belong to Buyer, and (b) if the Purchase Price is received by Seller (or by the Closing Agent) at or after 1:00 P.M. local Atlanta, Georgia time on the Closing Date, 11:59 P.M. local Atlanta, Georgia time on the Closing Date, in which event the day of Closing shall belong to Seller, and, either at Closing or upon reproration after Closing, Buyer and Seller shall reprorate as of such new Closing Proration Time.
     “Closing Tax Year” shall mean the Tax Year in which the Closing Date occurs.
     “Condemnation Proceeding” shall mean any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property.
     “Confidential Materials” shall mean any books, computer software, databases, records or files (whether in a electronic or printed format) that consist of or contain any of the following: appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information or materials in the possession or control of Seller, Seller’s property manager or any
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

direct or indirect owner of any beneficial interest in Seller which such party deems proprietary or confidential.
     “Consumables” is defined in Paragraph 7.1F of this Agreement.
     “Contracts” shall mean all contracts respecting leasing, management, maintenance or operation of the Real Property, including, but not limited to, equipment leases, agreements with respect to building systems, service, construction, and maintenance contracts, but specifically excluding Bookings and any license to Seller of computer hardware, software, or system(s). A summary list of the Contracts (including identity of contract parties and type of service) is shown on Exhibit N and made a part hereof.
     “deemed to know” (or “deemed knowledge” or words of similar import) shall have the following meaning: Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that: (i) Buyer’s attorneys or its officers John Bortz, Tom Fisher or Ray Martz knows of such fact or circumstance, or (ii) such fact or circumstance is disclosed by this Agreement, any documents executed by Seller for the benefit of Buyer in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, or any Buyer’s Diligence Reports. Without limiting the foregoing, Buyer shall be “deemed to know” that any Seller’s Warranty is untrue, inaccurate or incorrect to the extent that any of the aforesaid items contains information, or Buyer’s officers John Bortz, Tom Fisher or Ray Martz have knowledge of information, which is inconsistent with such Seller’s Warranty.
     “Deposit” shall mean the sum of Two Million and No/100 Dollars ($2,000,000.00), consisting of, collectively, the Initial Deposit of Five Hundred Thousand and No/100 Dollars ($500,000.00), and the Secondary Deposit of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), and any interest thereon.
     “Development Authority” is defined in Paragraph 2 of this Agreement.
     “Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer or Buyer’ Representatives prior to Closing or which are otherwise obtained by Buyer or Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, the Bond Documents and the Property Documents.
     “Due Diligence” shall mean the investigation by Buyer and Buyer’s Representatives of the feasibility and desirability of purchasing the Property, including all audits, surveys, examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations, investigations and verifications with respect to the Property, the Documents, title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, the economic status of the Property, and other information and documents regarding the Property, including, but not limited to, investigations of the legal and physical status of the Property by such consultants, engineers, architects and/or entomologists as Buyer requires, tests and assessments with respect to Environmental Matters, soil tests, asbestos analysis, mold
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

analysis, structural review, examination of title to the Property, preparation of a Survey of the Land, and verification of all information made or to be made available to Buyer with respect to Property.
     “Due Diligence Deadline” is defined in Paragraph 1.1 of this Agreement.
     “Effective Date” shall mean the date of this Agreement referenced in the first paragraph of this Agreement.
     “Employee Plans” means all plans and programs maintained by or on behalf of Seller or, after the Employment Transition, Manager (or an Affiliate of Manager), for the health, welfare or benefit of any Hotel Employees and/or their spouses, dependents or other qualified beneficiaries.
     “Escrow Deposits” shall mean the Deposit, and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow hereunder.
     “Excluded Property” shall mean (i) any right or interest to any liquor license rights and intellectual property rights referenced in Section 5 hereto, (ii) any tax refunds for any period prior to Closing, (iii) any corporate minute books and records or files and records associated with the Seller entity, (iv) insurance claims for any casualty or Condemnation Proceeding that occurred prior to Closing, except as otherwise set forth in this Agreement, (v) Accounts Receivable; (vi) all cash, cash equivalents, working capital, reserve and other hotel accounts, accounts payable; (vii) any right to link to or utilize Seller’s affiliates’ reservation system; (viii) any employment files; (ix) any proprietary information or systems or intellectual property of Seller or any affiliate of Seller generally used by Seller to operate hotels, including without limitation, operational models and systems, the right to use of the “InterContinental” mark and marks controlled by Seller’s affiliates; (x) the rights to the “XO Bar” name,; (xi) any intellectual property, computer hardware, software, or system that is licensed to Seller and not freely assignable to Buyer without additional consent of a third party or cost; and (xii) any property owned by third parties, such as tenants, guests or equipment lessors.
     “Guaranty” shall mean that certain Guaranty Agreement between Seller and SunTrust Bank, as Trustee, dated as of December 1, 2002.
     “Guest Ledger Receivables” shall mean amounts, including, without limitation, room and service charges, accrued to (i) the accounts of guests occupying rooms at the Hotel as of the Closing Proration Time or (ii) group, conference or banquet customers of Seller at the Hotel as of the Closing Proration Time.
     “Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

     “Hotel” shall mean the hotel located on the Land and commonly known as the InterContinental Buckhead Hotel located at 3315 Peachtree Road, NE, Atlanta, Georgia 30326.
     “Hotel Employees” shall mean all employees who are employed by Seller at or solely in connection with the Hotel immediately before the Effective Date (whether such employees are actively employed or on a leave of absence due to disability or any other reason).
     “Hotel Inventories” shall mean all inventory and operating supplies used in the use, operation or maintenance of the Hotel as commonly accepted in the hospitality industry, including, without limitation, all linens, bedding, tableware, glassware and silver.
     “Initial Deposit” shall mean the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), to the extent the same is deposited by Buyer in accordance with the terms of Paragraph 3.1 hereof, together with any interest earned thereon.
     “Land” shall mean that certain tract or parcel of land, more particularly described on Exhibit A.
     “Law” shall mean any federal, state or local law, statute, ordinance, code, order, decrees, or other governmental rule, regulation or requirement, including common law.
     “Leases” shall mean all leases, rental agreements and other occupancy agreements for the use or occupancy of any portion of the Property, if any, together with all amendments to, modifications of, renewals and extensions thereof, and all Tenant Deposits.
     “Lien” shall mean any mortgage, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, contractor’s lien, materialmen’s lien, judgment or similar encumbrance against the Property of a monetary nature.
     “Liabilities” shall mean any and all direct or indirect damages, demands, claims, payments, problems, conditions, obligations, actions or causes of action, assessments, losses, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, penalties, interest on any amount payable to a third party, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys’ fees and expenses) reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.
     “Loan Commitment” is defined in Paragraph 4.4 of this Agreement.
     “Management Agreement” shall mean that certain agreement for management services between Buyer and Seller’s affiliate, the exact form of which shall be executed in accordance with the terms of Paragraph 16 hereof.
     “Manager” shall have the meaning set forth in the Management Agreement.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

     “Master Lease” is defined in Paragraph 2 of this Agreement.
     “Other Interests” shall mean the following other interests of Seller in and to the Real Property, Leases, Contracts, or Personal Property, or pertaining thereto: (a) to the extent that the same are in effect as of the Closing Date, any licenses (but excluding any franchise license rights), permits and other written authorizations necessary for the use, operation or ownership of the Real Property, (b) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date; and (c) any sales and marketing materials benefiting the Property, provided that they are not Confidential Materials and Excluded Property.
     “Permitted Title Exceptions” shall mean, subject to Buyer’s rights to review and make objection to the status of title and survey as set forth in this Agreement, and the right of Buyer to Terminate this Agreement pursuant to Paragraph 4.4 if the Due Diligence is not satisfactory, the following: (a) the Leases and any new Leases entered into between the Effective Date and the Closing Date in accordance with the terms of this Agreement; (b) all real estate taxes and assessments not yet due and payable as of the Closing Date; (c) local, state and federal (if applicable) zoning and building Laws; (d) the Record Exceptions disclosed by the Title Commitment; (e) the state of facts disclosed by a current Survey of the Land obtained by Buyer; and (f) any other matters approved as Permitted Title Exceptions in writing by Buyer prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement.
     “Personal Property” shall mean all tangible personal property owned by Seller and used in the operation of the Property, including (a) all Property Documents; (b) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about the Improvements; (c) the food and beverage inventory of the Hotel; and (d) “Inventories”, as such term is defined in the Uniform System of Accounts, at normal operating levels, which Inventories include all china, glassware, linens, uniforms, works of art, materials and supplies, all fuel stored on site, an all inventory (at par levels), if any, held for sale in the Property’s gift shops or other retail outlets to the extent the retail outlets are not operated by third-party tenants, all merchandise, foot and beverages held for sale in connection with the operation of the Property at normal operating levels to the extent such food and beverage outlets are not operated by third-party tenants under a lease agreement; (e) all computers, computer equipment and manuals, and computer software, programs and databases; but with regard to all of the foregoing specifically excluding any Confidential Materials and Excluded Property.
     “Project Name” shall mean InterContinental Hotel Buckhead.
     “Property” shall mean the Real Property, the Leases, the Contracts, the Personal Property and the Other Interests, but specifically excluding the Confidential Materials and the Excluded Property.
     “Property Documents” shall mean all books, records and files of Seller and of the management agent for the Property related to the Property, other than those books, records or files containing Confidential Materials or which constitute Excluded Property.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

     “Purchase Price” is defined in the Recitals to this Agreement. The Purchase Price shall exclude all Hotel cash, cash equivalents, working capital, reserve and other hotel accounts, accounts payable and Accounts Receivable.
     “Real Property” shall mean Seller’s interest in the Land, including, without limitation, (a) the Hotel and any other buildings located on the Land and all other improvements, (b) all easements appurtenant to the Land and other easements, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situate upon the Land, including, without limitation, signage rights and parking rights or agreements, all whether or not specifically referenced on Exhibit A, (c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (d) all right, title and interest, if any, of the owner of the Land in and to any and all strips and gores of land located on or adjacent to the Land, and (e) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land.
     “Record Exceptions” shall mean all instruments recorded in the real estate records of the County in which the Land is located which affect the status of title to the Real Property.
     “Reimbursable Lease Expenses” shall mean, collectively, any and all costs, expenses and fees paid by Seller prior to Closing or costs, expenses and fees incurred by Seller prior to Closing arising out of or in connection with (a) any extensions, renewals or expansions under any Lease exercised or granted between the Effective Date and the Closing Date, and (b) any Lease entered into between the Effective Date and the Closing Date. Reimbursable Lease Expenses shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant’s requirements with regard to such leasing transaction, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (iv) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (A) with respect to any extension or renewal, the term of such extension or renewal, (B) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (C) with respect to any new Lease, the entire initial term of any such new Lease, and (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a new Lease to the landlord under another lease (whether or not such other lease covers space in the Property).
     “Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Title Policy, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

     “Rent Roll” shall mean the rent roll set forth on Exhibit M, and any future rent rolls delivered by Seller pursuant to this Agreement, each of which shall show the categories of information described on Exhibit M.
     “Rental Payments” shall mean all payments received by on or behalf of Seller from Tenants or with respect to the Leases or with respect to any other use or occupancy of the Property for items such as minimum or base rent, additional rent, percentage rent, termination or cancellation charges, reimbursement for real estate taxes, utilities, parking fees, operating and maintenance expenses and insurance, as well as any other reimbursements or charges received thereunder.
     “Representation Exception Schedule” shall mean the exceptions to the representations and warranties of Seller, if any, as disclosed to Buyer in accordance with Section 6.2(J) hereto.
     “Required Removal Items” shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer’s Representatives, and (b) are either: (i) Liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes or assessments) which can be Removed by payment of liquidated amounts, but only if such Liens have been created by written instrument signed by Seller or assumed by written instrument signed by Seller and provided that in no event shall Seller be required to Remove any such Lien which is not related to the operation of the Property by any method other than indemnity of Seller in favor of the Title Company (for example, unrelated items would include a judgment against such party in connection with its other operations; whereas a mechanic’s lien for work on the Property pursuant to a contract entered into by Seller would be related to Property operations), or (ii) liens or encumbrances (including, but not limited to, Monetary Liens) created by Seller after the Effective Date in violation of this Agreement.
     “ROFO Agreement” shall mean that certain Right of First Offer affecting the Real Property dated January 20, 2006 by and between IHC Buckhead LLC and Hospitality Properties Trust a copy of which Buyer is deemed to have received.
     “Secondary Deposit” shall mean the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), to the extent the same is deposited by Buyer in accordance with the terms of Paragraph 3.1 hereof, together with any interest earned thereon.
     “Seller” shall mean the seller referenced in the first paragraph of this Agreement.
     “Seller Indemnitees” is defined is Paragraph 18.3 of this Agreement.
     “Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) any Broker retained by Seller; (d) Seller’s property manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, shareholder or agent of Seller, its counsel, any Broker retained by Seller, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller; (g) Seller’s lenders, consultants, architects, attorneys,
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

accountants, engineers and other professionals, and (h) any other entity or individual affiliated or related in any way to any of the foregoing.
     “Seller Estoppels” shall mean lease estoppel certificates in the form of Exhibit R, executed by Seller. Upon receipt by Buyer of a post-closing Tenant Estoppel from a Seller Estoppel Tenant, any corresponding Seller Estoppel with respect to the Seller Estoppel Tenant referenced in the post-closing Tenant Estoppel shall thereupon and without further act of either party hereto become of no further force or effect to the to the extent that the Tenant Estoppel confirms in all material respects the information contained in the applicable Seller Estoppel. Except as aforesaid, the statements contained in the Seller Estoppel with respect to the respective Leases referenced therein shall survive the Closing for the benefit of Buyer for the remainder of the term (including renewals or extensions at the option of the Tenant) of the Lease, but in no event beyond the date of any subsequent voluntary modification entered into by Buyer or its successors or assigns with respect to such Lease.
     “Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge of Robert J. Chitty, and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon such parties any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by such parties. There shall be no personal liability on the part of such parties arising out of any of the Seller’s Warranties.
     “Seller’s Liability Limit” shall mean Five Million and no/100 Dollars ($5,000,000.00).
     “Seller’s possession”, “in the Seller’s possession” or words of similar import shall be deemed to mean to the extent the material or other item referred to by such phrase is located at the Hotel or in Seller’s corporate headquarters.
     “Seller’s Representatives” shall mean Seller’s officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, investors, contractors, architects and engineers.
     “Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 8.1 and if applicable, the limited warranty of title set forth in the deed executed by Seller in connection with Closing, as the same may be deemed modified or waived by Buyer pursuant to this Agreement.
     “Survey” shall mean a survey of the Land obtained by Buyer.
     “Tax Year” shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year.
     “Tenant” shall mean a tenant under a Lease; collectively, all tenants under the Leases are referred to as the “Tenants”.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

     “Tenant Deposits” shall mean all prepaid rents, advance rentals, security deposits and other deposits made with respect to the Leases.
     “Tenant Estoppel” shall mean each estoppel certificate executed by a Tenant, which estoppel certificates shall be substantially in the form set forth on Exhibit S.
     “Terminate” shall mean the termination of this Agreement, by Buyer or Seller as applicable as set forth in this Agreement, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.
     “Title Commitment” shall mean the Commitment of the Title Company to issue the Title Policy.
     “Title Company” shall mean the Baltimore office of Chicago Title Insurance Company, which will coordinate the Title Commitment through the Atlanta office of Fidelity National Title Insurance Company, located at, 200 Galleria Parkway, SE, Suite 2060, Atlanta, GA 30339; Attention Shawn Tidwell — https://www.fntic.com/ntsatlanta].
     “Title Objections” shall mean any defects in title (including any Record Exceptions which are not acceptable to Buyer) or survey (including the description of the Land) which may be revealed by Buyer’s examinations thereof to which Buyer timely objects in accordance with the terms of Paragraph 4.3.
     “Title Policy” shall mean the ALTA Owner’s Policy of Title Insurance (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) issued by the Title Company in the amount of the Purchase Price and in the form of the Title Commitment, and containing, unless prohibited by applicable statutes or regulations, such endorsements as Buyer may obtain from the Title Company in the Title Commitment prior to the Due Diligence Deadline. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request.
     “Transaction” shall mean the purchase and sale transaction contemplated by this Agreement.
     “Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, prepared by The Hotel Association of New York City, Inc., in effect as of the date hereof.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

EXHIBIT A
Legal description of Land
All that tract or parcel of land lying and being in Land Lots 45, 46, 61 and 62 of the 17th District, Fulton County, Georgia, and being more particularly described as follows:
Beginning at a T-bar found at the southeast intersection of Highland Drive and Peachtree Road; thence along the right of way of Peachtree Road along a curve to the left, an arc distance of 333.31 feet, said curve having a radius of 643.91 feet and being subtended by a chord of 329.60 feet, at North 31 degrees 30 minutes 42 seconds East to a 5/8” rebar set; thence North 16 degrees 25 minutes 07 seconds East, a distance of 31.87 feet to a 3/4” open top pipe found; thence South 74 degrees 57 minutes 58 seconds East, a distance of 356.81 feet to a nail set; thence South 07 degrees 05 minutes 55 seconds East, a distance of 37.53 feet to a nail set; thence South 08 degrees 47 minutes 56 seconds East, a distance of 91.13 feet to a 5/8” rebar set; thence South 48 degrees 35 minutes 11 seconds West, a distance of 6.26 feet to a 5/8” rebar set; thence North 85 degrees 20 minutes 49 seconds West, a distance of 51.29 feet to a 5/8” rebar set; thence South 21 degrees 20 minutes 08 seconds West, a distance of 5.39 feet to a 3/4” open top pipe found; thence South 21 degrees 39 minutes 31 seconds West, a distance of 329.32 feet to a point on the northern right of way of Highland Drive; thence along said right of way along a curve to the right, an arc distance of 119.98 feet, said curve having a radius of 272.38 feet and being subtended by a chord of 119.01 feet, at North 69 degrees 22 minutes 39 seconds West to a 3/4” to a point; thence South 59 degrees 53 minutes 59 seconds West, a distance of 27.39 feet to a point; thence North 54 degrees 58 minutes 23 seconds West, a distance of 294.63 feet to a point; thence North 26 degrees 55 minutes 03 seconds East, a distance of 24.76 feet to a T-bar found; said T-bar being the POINT OF BEGINNING.
TOGETHER WITH:
TRACT 2 (SOUTHWEST HALF OF HIGHLAND DRIVE)
ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 46 and 61 of the 17th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:
TO FIND THE POINT OF BEGINNING, COMMENCE at a T-bar found at the intersection of the southeasterly right-of-way of Peachtree Road (variable right-of-way) with the northeasterly right-of-way of Highland Drive; thence southwesterly along the southeasterly right-of-way of Peachtree Road South 26 degrees 55 minutes 03 seconds West a distance of 24.76 feet to a point, said point being the POINT OF BEGINNING. From the POINT OF BEGINNING as thus established, thence South 54 degrees 58 minutes 23 seconds East a distance of 294.63 feet to a point, thence southwesterly across said Highland Drive South 59 degrees 53 minutes 59 seconds West a distance of 27.24 feet to a point; thence South 46 degrees 19 minutes 01 seconds West a distance of 10.21 feet to a point located at the intersection of the southwesterly right-of-way line of Highland Drive and the northerly side of a 10-foot alley; thence northwesterly along the southwesterly right-of-way line of Highland Drive North 54 degrees 55 minutes 52 seconds West a distance of 281.71 feet to a point located on the southeasterly right-of-way line of Peachtree
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

Road; thence northeasterly along the southeasterly right-of-way line of Peachtree Road North 56 degrees 57 minutes 47 seconds East a distance of 10.78 feet to a point; thence continuing along said right-of-way line North 26 degrees 55 minutes 03 seconds East a distance of 24.76 feet to a point, said point being the POINT OF BEGINNING. Said property containing 9,876 square feet (0.23 acres).
TOGETHER WITH:
All that tract or parcel of land being and lying in Land Lot 46 of the 17th District, City of Atlanta of Fulton County, Georgia. Said tract being part of Lot 4 as shown on plat titled “Re-Subdivision McKenzie Trust Co. Property” recorded at Plat Book 6, page 150, Fulton County public records and being more particularly described as follows:
Commencing at the intersection of the east right of way of Peachtree Road with the northeast right of way of Highland Drive; thence South 55 degrees 00 minutes 45 seconds East along the right of way of Highland Drive a distance of 299.21 feet to a point; thence continuing along said right of way along a curve to the left an arc distance of 70.42 feet, said curve having a radius of 272.38 feet and being subtended by a chord of 70.23 feet at South 61 degrees 58 minutes 12 seconds East to a point, said point being the POINT OF BEGINNING; thence North 25 degrees 23 minutes 15 seconds East, leaving said right of way a distance of 198.74 feet to a point; thence South 68 degrees 20 minutes 29 seconds East a distance of 46.45 feet to a point; thence South 21 degrees 39 minutes 31 seconds West a distance of 190.67 feet to a point on the north right of way of Highland Drive; thence along said right of way along a curve to the right an arc distance of 59.99 feet, said curve having a radius of 272.38 feet and being subtended by a chord of 59.87 feet at North 75 degrees 41 minutes 12 seconds West to a point and the POINT OF BEGINNING.
Said tract containing approximately 10,333 square feet or 0.24 acres.
LESS AND EXCEPT:
All that tract or parcel of land being and lying in Land Lots 46 and 61 of the 17th District, City of Atlanta of Fulton County, Georgia. Said tract being part of Lot 3 and a portion of a 10 foot alley as shown on plat titled “Re-Subdivision McKenzie Trust Co. Property” recorded at Plat Book 6, page 150, Fulton County public records and being more particularly described as follows:
Commencing at the intersection of the east right of way of Peachtree Road with the northeast right of way of Highland Drive; thence South 55 degrees 00 minutes 45 seconds East along the northeast right of way of Highland Drive a distance of 299.21 feet to a point; thence continuing along said right of way along a curve to the left an arc distance of 5.42 feet, said curve having a radius of 272.8 feet and subtended by a chord of 5.42 feet at South 55 degrees 10 minutes 29 seconds East to a point, said point being the POINT OF BEGINNING; thence North 29 degrees 30 minutes 00 seconds East, leaving said right of way a distance of 103.32 feet to a point; thence South 36 degrees 36 minutes 45 seconds East a distance of 57.62 feet to a point; thence South 25 degrees 23 minutes 15 seconds West a distance of 110.42 feet to a point on the north right of way
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

of Highland Drive; thence along a curve to the right an arc distance of 65.00 feet, said curve having a radius of 272.38 feet and being subtended by a chord of 64.85 feet at North 62 degrees 32 minutes 25 seconds West to a point and the POINT OF BEGINNING.
Said tract containing approximately 6,601 square feet or 0.15 acres.
FURTHER LESS AND EXCEPT:

PROJECT NO.:	MSL-0004-00(689) Fulton
P.I. NO.:	0004689
PARCEL NO.:	22A
REQUIRED R/W:	0.066 acres
DATE OF R/W PLANS:	April 12, 2004
REVISION DATE:	August 31, 2004
All that tract or parcel of land lying and being in Land Lot 62 of the 17th Land District of Fulton County, Georgia, being more particularly described as follows:
BEGINNING at a point 93.46 feet right of and opposite Station 121+82.01 on the construction centerline of Peachtree Road on Georgia Highway Project No. MSL-0004-00(689), Running
Thence S 30-30-44 W for a distance of 54.02 feet to a point.
Thence N 59-25-17 W for a distance of 30.00 feet to a point.
Thence N 59-25-17 W for a distance of 31.92 feet to a point.
Thence N 52-28-22 E for a distance of 19.74 feet to a point.
Thence N 43-35-49 E for a distance of 36.82 feet to a point.
Thence S 59-13-15 E for a distance of 46.20 feet back to the point of BEGINNING.
FURTHER LESS AND EXCEPT:

PROJECT NO.:	MSL-0004-00(689) Fulton
P.I. NO.:	0004689
REQUIRED R/W:	0.054 acres
PARCEL NO.:	22
DATE OF R/W PLANS:	April 12, 2004
REVISION DATE:	August 31, 2004
All that tract or parcel of land lying and being in Land Lot 62 of the 17th Land District of Fulton County, Georgia, being more particularly described as follows:
BEGINNING at a point 93.46 feet right of and opposite Station 121+82.01 on the construction centerline of Peachtree Road on Georgia Highway Project No. MSL-0004-00(689), Running Thence N 59-13-15 W for a distance of 46.20 feet to a point.
Thence northeasterly 265.149 feet along the arc of a curve to the left (said curve having a radius of 650.000 feet and a chord distance of 263.314 feet on a bearing of N 30-19-06 E) to a point
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

51.88 feet right of and opposite Station 124+19.56 on said construction centerline of Peachtree Road.
Thence S 88-55-23 E for a distance of 5.34 feet to a point.
Thence southwesterly 241.951 feet along the arc of a curve to the right (said curve having a radius of 657.000 feet and a chord distance of 240.586 feet on a bearing of S 28-12-52 W) to a point 57.00 feet right of and opposite Station 122+00.00 on said construction centerline of Peachtree Road.
Thence S 21-20-13 E for a distance of 41.70 feet back to the point of BEGINNING.
FURTHER LESS AND EXCEPT:

PROJECT NO.:	MSL-0004-00(689) Fulton
P.I. NO.:	0004689
REQUIRED R/W:	0.011 acres
PARCEL NO.:	24
DATE OF R/W PLANS:	April 12, 2004
REVISION DATE:	August 31, 2004
All that tract or parcel of land lying and being in Land Lot 62 of the 17th Land District of Fulton County, Georgia, being more particularly described as follows:
BEGINNING at a point 51.26 feet right of and opposite Station 125+15.79 on the construction centerline of Peachtree Road on Georgia Highway Project No. MSL-0004-00(689). Running Thence S 79-11-22 E for a distance of 5.74 feet to a point.
Thence S 13-57-36 W for a distance of 56.36 feet to a point.
Thence southwesterly 42.478 feet along the arc of a curve to the right (said curve having a radius of 657.00 feet and a chord distance of 42.471 feet on a bearing of S 15-48-44 W) to a point 57.00 feet right of and opposite Station 124+20.96 on said construction centerline of Peachtree Road.
Thence N 88-55-23 W for a distance of 5.34 feet to a point.
Thence northeasterly 68.131 feet along the arc of a curve to the left (said curve having a radius of 650.000 feet and a chord distance of 68.100 feet on a beating of N 15-29-13 E) to a point 52.23 feet right of and opposite Station 124+84.19 on said construction centerline of Peachtree Road.
Thence N 12-12-06 E for a distance of 31.62 feet back to the point of BEGINNING.
TOGETHER WITH rights and benefits pursuant to and created by the following instruments:
(A)	Grant of Easements and Indemnity Agreement by and between Ferra Sabooni and IHC Buckhead, LLC, dated January 5, 2004, filed February 3, 2004 and recorded in Deed Book 36986, Page 508, records of the Superior Court of Fulton County, Georgia; as amended and restated by Amended and Restated Grant of Easements and Indemnity Agreement by and between Ferra Sabooni, Development Authority of Fulton County and IHC Buckhead LLC, a Georgia limited liability company, dated September 20, 2004, filed October 4, 2004 and recorded in Deed Book 38546, Page 109, aforesaid records.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

(B)	Stormwater Drainage Easement Agreement by and between Atlanta Financial Center, LLC, a Delaware LLC, Development Authority of Fulton County and IHC Buckhead LLC, dated October 1, 2004, filed October 4, 2004 and recorded in Deed Book 38546, Page 122, aforesaid records.
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

Exhibit A-1
General Property Descriptions and Allocation of Purchase Price

Allocation of
	Purchase Price to	Allocation of	Allocation of
	Land (excluding	Purchase Price to	Purchase Price to
	improvements)	Hotel building	Personal Property
InterContinental Buckhead Hotel located at 3315 Peachtree Road, NE, Atlanta, Georgia 30326	$25,000,000.00	$69,000,000.00	$11,000,000.00
Affidavit of Seller’s Residence
Property: IC Buckhead, Atlanta GA

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     This First Amendment to Purchase and Sale Agreement (this “First Amendment”) is made and entered into as of June 11, 2010 by and between IHC Buckhead, LLC, a Georgia limited liability company (“Seller”), and Orangemen Owner LLC, a Delaware limited liability company (“Purchaser”) with reference to the following facts:
RECITALS:
     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated as of May 25, 2010 (the “Agreement”); and
     B. Purchaser and Seller desire to amend and modify the Agreement as set forth below.
     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:
AGREEMENT
1. Capitalized Terms. All capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Agreement.
2. Title and Survey Objections. The first sentence of Section 4.3.A. is hereby deleted in its entirety and replaced with the following:
“Buyer shall have until 5:00 p.m. Eastern Time on June 18, 2010 to notify Seller in writing of any Title Objections; any such notice shall be accompanied by the Title Commitment and Survey and any other materials which evidence or disclose such objections to title.”
3. On-Going Management of Hotel.
     A. The second and third sentences of Section 16 are hereby deleted in their entirety and replaced with the following:
“Buyer and Seller, each in their respective discretion, shall try to agree on the specific form of the hotel management agreement on or before June 16, 2010 and, if the parties reach an agreement, shall manifest such agreement by signing an amendment to this Agreement attaching such hotel management agreement as Exhibit P to this Agreement. If the parties have not executed an amendment to this Agreement incorporating the agreed upon form of hotel management agreement into this Agreement by June 16, 2010, then either party may terminate this Agreement upon notice to the other party, in which case the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.”

     B. The penultimate sentence of Section 16 is hereby deleted in its entirety.
4. Ratification. Except as modified by this First Amendment, the Agreement remains in full force and effect.
5. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.
6. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7. Governing Law. This First Amendment shall be governed by the laws of the State of Georgia, without regard to its conflict of laws principles.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase and Sale Agreement as of the date first set forth above.

SELLER: IHC BUCKHEAD LLC, a Georgia limited liability company
By:	/s/ Travis D. Ray
	Name:	Travis D. Ray
	Title:	Vice President

PURCHASER: ORANGEMEN OWNER LLC, Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President

SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     This Second Amendment to Purchase and Sale Agreement (this “Second Amendment”) is made and entered into as of June 16, 2010 by and between IHC Buckhead, LLC, a Georgia limited liability company (“Seller”), and Orangemen Owner LLC, a Delaware limited liability company (“Purchaser”) with reference to the following facts:
RECITALS:
     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated as of May 25, 2010 (the “Agreement”); and
     B. Purchaser and Seller desire to amend and modify the Agreement as set forth below.
     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:
AGREEMENT
1. Capitalized Terms. All capitalized terms not defined in this Second Amendment shall have the meanings ascribed to them in the Agreement.
2. On-Going Management of Hotel.
     The second and third sentences of Section 16 are hereby deleted in their entirety and replaced with the following:
“Buyer and Seller, each in their respective discretion, shall try to agree on the specific form of the hotel management agreement on or before June 18, 2010 and, if the parties reach an agreement, shall manifest such agreement by signing an amendment to this Agreement attaching such hotel management agreement as Exhibit P to this Agreement. If the parties have not executed an amendment to this Agreement incorporating the agreed upon form of hotel management agreement into this Agreement by June 18, 2010, then either party may terminate this Agreement upon notice to the other party, in which case the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.”
3. Ratification. Except as modified by this Second Amendment, the Agreement remains in full force and effect.
4. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

5. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6. Governing Law. This Second Amendment shall be governed by the laws of the State of Georgia, without regard to its conflict of laws principles.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Purchase and Sale Agreement as of the date first set forth above.

SELLER: IHC BUCKHEAD LLC, a Georgia limited liability company
By:	/s/ Travis D. Ray
	Name:	Travis D. Ray
	Title:	Vice President

PURCHASER: ORANGEMEN OWNER LLC, Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President

THIRD AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     This Third Amendment to Purchase and Sale Agreement (this “Third Amendment”) is made and entered into as of June 18, 2010 by and between IHC Buckhead, LLC, a Georgia limited liability company (“Seller”), and Orangemen Owner LLC, a Delaware limited liability company (“Purchaser”) with reference to the following facts:
RECITALS:
     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated as of May 25, 2010 (the “Agreement”); and
     B. Purchaser and Seller desire to amend and modify the Agreement as set forth below.
     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:
AGREEMENT
1. Capitalized Terms. All capitalized terms not defined in this Third Amendment shall have the meanings ascribed to them in the Agreement.
2. On-Going Management of Hotel.
     The second and third sentences of Section 16 are hereby deleted in their entirety and replaced with the following:
“Buyer and Seller, each in their respective discretion, shall try to agree on the specific form of the hotel management agreement on or before June 22, 2010 and, if the parties reach an agreement, shall manifest such agreement by signing an amendment to this Agreement attaching such hotel management agreement as Exhibit P to this Agreement. If the parties have not executed an amendment to this Agreement incorporating the agreed upon form of hotel management agreement into this Agreement by June 22, 2010, then either party may terminate this Agreement upon notice to the other party, in which case the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.”
3. Ratification. Except as modified by this Third Amendment, the Agreement remains in full force and effect.
4. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

5. Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6. Governing Law. This Third Amendment shall be governed by the laws of the State of Georgia, without regard to its conflict of laws principles.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Purchase and Sale Agreement as of the date first set forth above.

SELLER: IHC BUCKHEAD LLC, a Georgia limited liability company
By:	/s/ Travis D. Ray
	Name:	Travis D. Ray
	Title:	Vice President

PURCHASER: ORANGEMEN OWNER LLC, Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President

FOURTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     This Fourth Amendment to Purchase and Sale Agreement (this “Fourth Amendment”) is made and entered into as of June 22, 2010 by and between IHC Buckhead, LLC, a Georgia limited liability company (“Seller”), and Orangemen Owner LLC, a Delaware limited liability company (“Purchaser”) with reference to the following facts:
RECITALS:
     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated as of May 25, 2010, as amended (the “Agreement”); and
     B. Purchaser and Seller desire to amend and modify the Agreement as set forth below.
     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:
AGREEMENT
1. Capitalized Terms. All capitalized terms not defined in this Fourth Amendment shall have the meanings ascribed to them in the Agreement.
2. Management Agreement. Exhibit P attached hereto is hereby appended as Exhibit P to the Agreement.
3. Closing Deliveries. At Closing, counterparts of the documents attached as Exhibit P shall be executed and delivered as part of Buyer’s and Seller’s obligations under Sections 6.2 and 6.3 of the Agreement. Additionally, Buyer shall provide incumbency certificates evidencing that the Owner (as defined in the Management Agreement) and Guarantor (as defined in the Management Agreement) are each authorized to execute the applicable documentation attached as Exhibit P.
4. Ratification. Except as modified by this Fourth Amendment, the Agreement remains in full force and effect.
5. Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.
6. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7. Governing Law. This Fourth Amendment shall be governed by the laws of the State of Georgia, without regard to its conflict of laws principles.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Purchase and Sale Agreement as of the date first set forth above.

SELLER: IHC BUCKHEAD LLC, a Georgia limited liability company
By:	/s/ Travis D. Ray
	Name:	Travis D. Ray
	Title:	Vice President

PURCHASER: ORANGEMEN OWNER LLC, Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President

EXHIBIT P
Form of Hotel Management Agreement
(attached)